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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MACK-CALI REALTY CORPORATION

343 Thornall Street
Edison, New Jersey 08837-2206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 11, 2015

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901 on Monday, May 11, 2015 at 2:00 p.m., local time, for the following purposes:

  1.
  To elect two persons to the Board of Directors of the Company, each to serve a one-year term and until their respective successors are elected and qualified.

  2.
  To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement.

  3.
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company's independent registered public accountants for the ensuing year.

  4.
  To consider and vote upon a shareholder proposal, if presented at the Annual Meeting, requesting that the Company adopt a policy that, in the event of a change in control of the Company, would prohibit accelerated vesting of equity awards granted to senior executive officers of the Company, except for partial, pro rata vesting of awards in the event of a termination of employment after a change in control.

        The attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 1, 2015 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Gary T. Wagner
Chief Legal Officer and Secretary

April 13, 2015
Edison, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION

343 Thornall Street
Edison, New Jersey 08837-2206

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Monday, May 11, 2015 at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, local time, at 2:00 p.m., and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 13, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2015.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (732) 590-1000 or by writing to Gary T. Wagner, Chief Legal Officer and Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number indicated on the proxy card that you received in the mail with this proxy statement, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the internet, by accessing the World Wide Web site indicated on the proxy card that you received in the mail with this proxy statement. Stockholders voting by the internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Gary T. Wagner, Chief Legal Officer and Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 1, 2015 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 89,127,942 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If a properly executed and delivered proxy does not provide instructions, then the shares represented by that proxy will be voted FOR the election of each of the two nominees for director named below, FOR the advisory approval of executive compensation, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, and AGAINST the shareholder proposal requesting that the Company adopt a policy that, in the event of a change in control of the Company, would prohibit accelerated vesting of equity awards granted to senior executive officers of the Company, except for partial, pro rata vesting of awards in the event of a termination of employment after a change in control.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order to vote your shares. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker's proxy card and bring it with you to the Annual Meeting in order to vote. Under New York Stock Exchange (the "NYSE") Rules, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, as set forth in Proposal No. 3, is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on Proposal No. 3 on behalf of beneficial owners who have not furnished a properly executed proxy card or delivered voting instructions to their broker at least ten days before the date of the Annual Meeting. In contrast, the election of directors as set forth in Proposal No. 1, the advisory vote to approve executive compensation as set forth in Proposal No. 2, and the shareholder proposal as set forth in Proposal No. 4 are considered non-discretionary items.

This means that brokerage firms that have not received a properly executed proxy card or voting instructions from their clients may not vote on behalf of their clients with respect to Proposal Nos. 1, 2 and 4.

        These so called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be included in the total of votes cast for the election of directors, the advisory vote for approval of executive compensation or the shareholder proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the matters covered by Proposal Nos. 1, 2 and 4.

 VOTING SECURITIES AND PRINCIPAL HOLDERS

        Unless otherwise indicated, the following table sets forth information as of December 31, 2014 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(%)(1)
The Vanguard Group, Inc.(2)	11,394,646	12.8%
BlackRock, Inc.(3)	10,252,800	11.5%
The Mack Group(4)	8,221,495	8.5%
Morgan Stanley(5)	6,951,720	7.8%
Vanguard Specialized Funds—Vanguard REIT Index Fund(6)	6,277,989	7.0%

(1)
Unless otherwise noted, the total number of shares outstanding used in calculating this percentage does not include 11,083,876 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership") through which the Company conducts its real estate activities, or 4,434,013 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group. This information is as of December 31, 2014.

(2)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 11, 2015 of The Vanguard Group, Inc. ("Vanguard") filed with the SEC, which represents holdings as of December 31, 2014. Based upon information included in the Schedule 13G/A filed by Vanguard, the Company believes that such shares are held for investment advisory clients of Vanguard. This number represents 11,394,646 shares beneficially owned by Vanguard, which includes (i) 245,421 shares for which Vanguard has sole voting power, (ii) 70,850 shares for which Vanguard has shared voting power, (iii) 11,200,065 shares for which Vanguard has sole dispositive power, and (iv) 194,581 shares for which Vanguard has shared dispositive power.

(3)
Address: 55 East 52nd Street, New York, NY 10022. Share information is furnished in reliance on the Schedule 13G/A dated January 9, 2015 of Blackrock, Inc. ("Blackrock") filed with the SEC, which represents holdings as of December 31, 2014. Based upon information included in the Schedule 13G/A filed by Blackrock, the Company believes that such shares are held for investment advisory clients of Blackrock. This number represents 10,018,037 shares beneficially owned by Blackrock for which it has sole voting power and 10,252,800 shares for which it has sole dispositive power.

(4)
Address: 343 Thornall Street, Edison, NJ 08837-2206. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors, David S. Mack, a director of the Company, Fredric Mack, a member of the Company's Advisory Board, Earle I. Mack, a former director of the Company, their immediate family members and related trusts, and Mitchell E. Hersh, the President and Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G/A dated February 17, 2015 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2014. This number represents 8,221,495 shares for which the Mack Group has shared dispositive and voting power, and includes 7,393,262 common Units, redeemable for shares of Common Stock on a one-for-one basis (each such Unit being a "Reported Share"). Furthermore, William L. Mack, a member of the Mack Group, is a trustee of the William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 Reported Shares. Earle I. Mack, a member of the Mack Group, is a trustee of the Earle I. Mack Foundation, Inc., a charitable foundation that owns 10,500 Reported Shares. Richard Mack and Stephen Mack, members of the Mack Group, are trustees of The Mack 2010 Family Trust II, a trust that owns 770,097 Reported Shares. David S. Mack, a member of the Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 225,000 Reported Shares. In addition, Stephen Mack is a trustee of the Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 Reported Shares. William L. Mack, Richard Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any Reported Shares owned by such foundations.

(5)
Address: 1585 Broadway, New York, NY 10036. Share information is furnished in reliance on the Schedule 13G/A dated February 12, 2015 of Morgan Stanley filed with the SEC, which represents holdings as of December 31, 2014. This number represents 6,951,720 shares beneficially owned by Morgan Stanley's wholly-owned subsidiary Morgan Stanley Investment Management Inc. ("MSIM"). The Company believes that the shares owned by Morgan Stanley are held for investment advisory clients and that Morgan Stanley disclaims beneficial ownership of those shares. The 6,951,720 shares owned by Morgan Stanley includes (i) 5,294,978 shares for which Morgan Stanley has sole voting power, 703,260 shares for which Morgan Stanley has shared voting power, and 6,951,720 shares for which Morgan Stanley has shared dispositive power, and (ii) 5,294,978 shares for which MSIM has sole voting power, 703,260 shares for which MSIM has shared voting power, and 6,951,720 shares for which MSIM has shared dispositive power.

(6)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 6, 2015 of Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 ("Vanguard Fund") filed with the SEC, which represents 6,277,989 shares beneficially owned by Vanguard Fund as of December 31, 2014.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's articles of restatement divide the Company's Board of Directors into three classes which shall be as nearly equal in number as possible, with the members of each such class serving staggered three-year terms. In May 2014, the Company amended its articles of restatement (as so amended, the "Charter") and Bylaws to de-classify the Board of Directors over a three year period commencing at the Annual Meeting such that at each annual meeting of stockholders commencing with the Annual Meeting, the successors to the directors whose term expires at such annual meeting of stockholders will be elected to hold office until the next annual meeting of stockholders following their election, instead of the third-succeeding annual meeting, and until their successors are elected and qualify. The Board of Directors presently consists of eleven members as follows: Class III directors, Mitchell E. Hersh, Alan S. Bernikow and Irvin D. Reid whose terms expire in 2015; Class I directors, Kenneth M. Duberstein, Jonathan Litt, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2016; and Class II directors, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2017.

        Pursuant to the Separation and General Release Agreement dated November 4, 2014 by and between Mr. Hersh and the Company, Mr. Hersh will not stand for re-election at the Annual Meeting and will resign as a member of the Board of Directors at the conclusion of his current term at the Annual Meeting. Upon the conclusion of Mr. Hersh's term and acceptance of his resignation from the Board of Directors at the Annual Meeting, the Board of Directors intends to reduce the size of the Board of Directors from eleven to ten members and not appoint a successor to Mr. Hersh's board seat. Accordingly stockholders will elect two directors at the Annual Meeting. The directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2016 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Alan S. Bernikow and Irvin D. Reid, each a current Class III director, for election as directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the bylaws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of ten members with six directors whose terms expire in 2016 and four directors whose terms expire in 2017.

        Alan S. Bernikow, a director nominee, has served as a member of the Board of Directors and as chairman of the Audit Committee of the Board of Directors since 2004 and was appointed as Lead Independent Director in March 2014. Previously, Mr. Bernikow served as the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow serves on the board of several public companies. He is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is chairman of the audit committee and compensation and stock plan committee of Revlon, Inc. Mr. Bernikow also currently serves as a member of the board of directors and the audit and nominating and corporate governance committees of the Destination XL Group, Inc., formerly the Casual Male Retail Group Inc. Mr. Bernikow is also a member of the board of directors of FCB Financial Holdings, Inc. and is chairman of its audit committee and is a member of its compensation committee. Mr. Bernikow is also a member of the board of directors of UBS Global Asset

Management (US) Inc. ("UBS") and currently serves as chairman of its audit committee, and has also served as a member of the boards of directors of investment funds managed by UBS, including Global High Income Dollar Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Bernikow or which Mr. Bernikow held at any time during the past five years. He is a former member of the board of directors and chairman of the audit committee of the FOJP Service Corporation and a member of the board of directors for the United Jewish Appeal-Federation of Jewish Philanthropies of New York, Inc. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA). Based on Mr. Bernikow's significant financial and accounting background and thirty (30) years of experience in public accounting, his status as an audit committee financial expert, and his experience serving as a director and audit committee member of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Bernikow has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Irvin D. Reid, a director nominee, has served as a member of the Board of Directors since 1994 and as a member of the Audit Committee of the Board of Directors since 1998. During this time, specifically from 1998 through 2002, Dr. Reid served as chairman of the Audit Committee. Dr. Reid has been a member of the board of directors and a member of the audit committee of A. Schulman, Inc. since 2010. Dr. Reid also has served as a member of the board of directors and as a member of both the audit committee and nomination and governance committee of The Pep Boys—Manny, Moe & Jack, from 2007 to 2012. Previously, Dr. Reid served as a member of the board of directors of the Handleman Company from 2003 to 2004 and from 2005 to 2008, and served as a member of the audit committee and the nominating and corporate governance Committee of the Handleman Company. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Dr. Reid or which Dr. Reid held at any time during the past five years. Dr. Reid has served on the Board of the Downtown Economic Development Corporation of the City of Detroit since 1999. Dr. Reid also has served as a member of the board of directors of Fleet Bank, N.A., from 1990 to 2002 and as a member of the Federal Reserve Board of Chicago-Detroit Branch, from 2003 to 2004 and from 2005 to 2008. From 2000 to 2011, Dr. Reid served as a member of The Michigan Economic Development Corporation Board, Executive and Finance Committees. Dr. Reid also previously served on the boards of First Tennessee Bank of Chattanooga and NatWest Bank, New Jersey and as a member of the board and chair of the trust committee of NatWest Bank, USA. Dr. Reid is president emeritus of Wayne State University in Michigan, having served as president from 1997 to 2008. Dr. Reid left the presidency of Wayne State University in 2008 to become inaugural holder of the Eugene Applebaum Chair in Community Engagement and Director for the Forum on Contemporary Issues in Society (FOCIS). Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of Business and Finance at the University of Pennsylvania. Based on Dr. Reid's familiarity with the Company as a long-standing member of the Company's Board of Directors and his experience as a director of several public and private companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Dr. Reid has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote. Under the Company's bylaws and Corporate Governance Principles, if, in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. See "Policies Relating to the Election of Directors."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

 DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of April 1, 2015, including information with respect to the beneficial ownership of the Company's Common Stock, for (i) the members of the Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding calculated on a full-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)(6)	75	1997	2017	2,479,261	(10)	2.71%	2.48%
Mitchell E. Hersh, President, Chief Executive Officer and Director(5)(6)	64	1997	2015	816,063	(11)	*	*
Anthony Krug, Chief Financial Officer	57	—	—	31,092		*	*
Gary T. Wagner, Chief Legal Officer	54	—	—	12,879		*	*
Alan S. Bernikow, Lead Independent Director(7)	74	2004	2015	26,647		*	*
Kenneth M. Duberstein, Director(8)	70	2005	2016	18,870	(12)	*	*
Nathan Gantcher, Director(5)(7)(9)	74	1999	2017	41,647	(13)	*	*
Jonathan Litt, Director(7)	50	2014	2016	482,613	(14)	*	*
David S. Mack, Director(6)	73	2004	2017	2,005,394	(15)	2.20%	2.00%
Alan G. Philibosian, Director(8)(9)	61	1997	2017	25,747	(16)	*	*
Irvin D. Reid, Director(7)	74	1994	2015	11,163		*	*
Vincent Tese, Director(8)(9)	72	1997	2016	18,264		*	*
Roy J. Zuckerberg, Director(5)(7)	78	1999	2016	54,147		*	*
All directors and executive officers as a group (13 individuals)				6,023,787	(17)	6.43%	6.01%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options and all restricted Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted Common Stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted Common Stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's combination with The Mack Company in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement," William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack Agreement (as defined below), the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack Significant Interest," to nominate Messrs. W. Mack, E. Mack and Hersh (or their successors) for successive terms upon the expiration of each term. See "Certain Relationships and Related Transactions—Mack Agreement." As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. The Company elected to nominate William L. Mack and David S. Mack, designees of the Mack Group, for election at the annual meeting of stockholders held on June 23, 2005 (the "2005 Annual Meeting") and at the annual meeting of stockholders held on May 21, 2008 (the "2008 Annual Meeting"), and Messrs. W. Mack and D. Mack were so elected at each of the 2005 Annual Meeting and the 2008 Annual Meeting. For the definition of "Mack Agreement" and "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(7)
Member of the Audit Committee of the Board of Directors.

(8)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(9)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(10)
Includes 1,577,017 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership. Also includes 100,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the William & Phyllis Mack Foundation, Inc., a charitable foundation of which Mr. Mack is a trustee, and 770,097 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts that are members of a Section 13(d) group with Mr. Mack. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares held by such foundation and trusts.

(11)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership.

(12)
Includes vested options to purchase 5,000 shares of Common Stock.

(13)
Includes 2,500 shares of Common Stock held by a partnership and 2,500 shares of Common Stock held by a charitable foundation over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by such foundation.

(14)
Includes 477,400 shares of Common Stock indirectly beneficially owned by Mr. Litt through Land & Buildings Capital Growth Fund, L.P. and Land & Buildings Investment Management, LLC, entities which he owns and controls, and 5,213 unvested shares of restricted Common Stock. The amount reported excludes unvested options to purchase 5,000 shares of Common Stock.

(15)
Includes 1,756,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership, 25,000 shares of Common Stock held by The David and Sondra Mack Foundation (the "Foundation"), of which Mr. Mack is a trustee, and 200,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the Foundation. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares of Common Stock and limited partnership interests owned by the Foundation.

(16)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership.

(17)
Includes all restricted Common Stock held by all thirteen executive officers and directors, together with 3,455,389 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership. Also includes 1,070,097 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, trusts or charitable foundations of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 5,000 shares of Common Stock held by directors and executive officers.

        Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

        William L. Mack has served as a member of the Board of Directors since 1997 and as its Chairman since 2000. Mr. Mack also has served as Chairman of the Company's Executive Committee of the Board of Directors since 1997. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and Chairman of Mack Real Estate Group. He also founded and was the former Chairman of AREA Property Partners (f/k/a Apollo Real Estate Advisors, L.P.) Mr. Mack currently serves as a member of the board of directors of Hudson's Bay Company, a company listed on the Toronto stock exchange. Mr. Mack also currently serves as a member of the board of directors of FCB Financial Holdings, Inc. He previously served as a board member of the Regional Advisory Board of JPMorgan Chase from 1995 to 2013, and as a member of the board of directors of the Retail Opportunity Investments Corporation from 2009 to 2010. The foregoing directorships are the only public company or registered investment company directorships currently held by Mr. Mack or which Mr. Mack held at any time during the past five years. Previously, Mr. Mack served as a member of the boards of directors of City and Suburban Financial Corporation from 1988 to 2007, The Bear Stearns Companies Inc. from 1997 to 2004, Vail Resorts, Inc. from 1993 to 2004 and Wyndham International, Inc. from 1999 to 2005. Mr. Mack is a Vice Chairman of the North Shore—Long Island Jewish Health System, and Chairman of the Board for the Solomon R. Guggenheim Foundation. He is also Chair of the Board of Overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a B.S. degree in business administration, finance and real estate from New York University.

Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack. Based on Mr. Mack's oversight of the Company's growth and development since his appointment as Chairman of the Board in 2000, his years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations through over forty (40) years of experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Mitchell E. Hersh has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors since 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999 and as President of the Company since 2004. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Additionally, Mr. Hersh serves as Chairman, President and Chief Executive Officer of The Gale Company, a subsidiary of the Company, as well as Chairman and Chief Executive Officer of Roseland Management Services, L.P., a subsidiary of the Company. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of The Mack Company since 1982 and as chief operating officer of The Mack Company since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Company's office and industrial portfolio. Mr. Hersh is a member of the New Jersey Real Estate Advisory Board and is a member of New Jersey Governor Chris Christie's Economic Development and Growth Transition Subcommittee. Mr. Hersh formerly served on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT) and currently serves on the board of directors of the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh also serves on the Board of Trustees of Montclair State University and is a founding member of Baruch College Newman Real Estate Institute's Real Estate Advisory Board. In addition, Mr. Hersh is a board member of the Commerce and Industry Association of New Jersey (CIANJ). In 2013, Mr. Hersh was named number two (2) on NJBIZ's list of the 50 Most Influential People in New Jersey Real Estate, as well as number 25 on their list of the 100 Most Powerful People in New Jersey Business. In addition, in 2012, he was named as one of New Jersey's real estate icons by Real Estate Forum Magazine. Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Based on Mr. Hersh's oversight of the Company's strategic direction and growth since his appointment as Chief Executive Officer in 1999, his extensive knowledge and expertise in the commercial real estate industry over a thirty (30) year period in general and office REITs in particular, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Hersh has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Anthony Krug has served as Chief Financial Officer since May 2014, as Chief Accounting Officer from October 2012 to May 2014 and as Senior Vice President, Finance from 2001 to October 2012. As Chief Financial Officer, Mr. Krug is responsible for strategic financial planning and forecasting, financial accounting, reporting and compliance, capital markets activities, investor relations and information technology systems. Mr. Krug has been with the Company and its predecessor companies for over 25 years. Prior to 2001, Mr. Krug held positions with the Company and its predecessors including Vice President, Finance and Controller. Mr. Krug is a certified public accountant, and is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey

Society of Certified Public Accountants (NJSCPA). Mr. Krug holds a B.S. degree in business administration from Richard Stockton State College of New Jersey.

        Gary T. Wagner has served as Chief Legal Officer and Secretary since May 2014 and as Vice President, Legal from November 2011 to May 2014. As Chief Legal Officer, Mr. Wagner's responsibilities include corporate governance, supervising outside legal counsel, overseeing risk management, ensuring environmental and legal compliance and the preparation of required disclosure documents and legal oversight of all Company lease transactions. Mr. Wagner also works closely with the accounting, property management, and construction departments in connection with tenant-related issues. Mr. Wagner previously worked at the Robert Martin Company from 1989 until its acquisition by the Company in 1997, and has worked for the Company since 1997 and has held positions as assistant general counsel, associate general counsel, and senior associate general counsel. Prior to working for the Robert Martin Company, Mr. Wagner was an associate in the real estate department of Parker Chapin Flattau and Klimpl in New York City. He started his career as an associate in the real estate department in the Philadelphia office of Blank Rome. Mr. Wagner received his Bachelor of Arts in Political Science and Economics from Queens College and his Juris Doctor, cum laude, from Temple University.

        Kenneth M. Duberstein has served as a member of the Board of Directors since 2005, when he was appointed to fill the seat vacated by Martin Gruss. In addition, Mr. Duberstein has served as a member of the Executive Compensation and Option Committee of the Board of Directors since March 2006. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, since 1989. In addition, Mr. Duberstein has served as a member of the board of directors of The Boeing Company since 1997, and is also the lead director and the chairman of its governance, organization and nominating committee and member of the compensation committee. Mr. Duberstein has also served as a member of the board of directors of the Travelers Companies, Inc. since 1998, and is also a member of its compensation and investment and capital markets committees and is Chairman of its governance committee. Mr. Duberstein was a director of Dell Inc. from 2011 to 2012 and was a member of its governance and nominating committee. Mr. Duberstein previously served as director of ConocoPhillips from 2002 to 2012 and was a member of its public policy committee and presiding director from 2002 to 2008. Mr. Duberstein previously served as a director of Federal National Mortgage Association (Fannie Mae) from 1998 to February 2007, and is a former member of the Board of Governors of the National Association of Securities Dealers ("NASD"). Mr. Duberstein also previously served as Chief of Staff to President Ronald Reagan from 1988 to 1989. He also served in the White House as Deputy Chief of Staff in 1987, as well as both the Assistant and the Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein previously served as a member of the board of directors of Collegiate Funding Services, Inc. from 2004 to 2006, and was chairman of its audit committee and a member of its compensation and nominating and governance committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Duberstein or which Mr. Duberstein held at any time during the past five years. Mr. Duberstein earned a B.A. degree from Franklin and Marshall College and an M.A. degree from American University. Based on Mr. Duberstein's strategic planning and consulting background, his experience serving as a director of several public companies, and his extensive government, business expertise and NASD experience, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Duberstein has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Nathan Gantcher has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Executive

Committee of the Board of Directors since 2000. Mr. Gantcher also served as a member of the board of directors of Liberty Acquisition Holdings Corp. from 2007 to December 2010, and as a member of its audit, compensation and governance, and nominating committees. Since October 2013, Mr. Gantcher has served as a member of the board of directors of Cambridge Capital Acquisition Corporation and as a member of its audit and compensation committees. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Gantcher or which Mr. Gantcher held at any time during the past five years. Since December 2013, Mr. Gantcher has served as an advisor to Lebanthal Holdings. Mr. Gantcher has served as managing member of EXOP Capital LLC since 2005. Mr. Gantcher previously served as a member of the board of directors of Refco, Inc. from 2004 until 2006 and a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Evermore Funds Trust and as chairman of its nominating and governance committee, and as a member of its audit and valuation committees. He previously served as chairman of the board of trustees of Tufts University and currently serves on the board of trustees of Montefiore Medical Center, the board of overseers of the Columbia University Graduate School of Business and the board of overseers of Albert Einstein College of Medicine of Yeshiva University. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business. Based on Mr. Gantcher's familiarity with the Company as a long-standing member of the Company's Board of Directors, his experience as a director with several public companies and his investment banking, management and financial expertise, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Gantcher has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Jonathan Litt has served as a member of the Board of Directors since March 2014 and as a member of the Audit Committee since July 2014. Mr. Litt is the portfolio manager of Land & Buildings Investment Management, LLC ("Land & Buildings"), a registered investment advisor specializing in publicly traded real estate and real estate related securities, which he founded in 2008. Mr. Litt also currently serves as a director for the Children with Dyslexia Scholarship Fund, where he has served since 1998, and Land & Buildings Offshore Fund, Ltd., where he has served since 2008. Prior to founding Land & Buildings, Mr. Litt was Managing Director and Senior Global Real Estate Analyst at Citigroup Inc., where he was responsible for Global Property Investment Strategy and coordinated a 44 person team of research analysts located across 16 countries. Mr. Litt received his bachelor's degree in Economics from Columbia University in 1987 and received his M.B.A. from New York University in 1990. Based on Mr. Litt's experience as a director of various private entities, his lengthy history in the real estate investment industry, and his expertise gained as the founding partner and portfolio manager of Land & Buildings, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Litt has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        David S. Mack has served as a member of the Board of Directors since 2004 and served as a member of the Company's Advisory Board from 1997 to 2004. Mr. Mack is a senior partner and vice president of The Mack Company, a real estate development company headquartered in Fort Lee, New Jersey with an office in Arizona, where he has been employed since 1966 and where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. Mr. Mack serves as a member of the Board of Trustees of

North Shore—Long Island Jewish Health System and the Pratt Institute. Mr. Mack also serves as a member and secretary of the Board of Trustees of Hofstra University, where he previously served as Vice Chairman. Mr. Mack also serves as Vice Chairman of the Board of Directors of MorseLife, Inc. and Morse Geriatric Center, Inc. and is the Building Committee Chairman. Additionally, Mr. Mack serves on the Board of Governors of the Palm Beach Country Club where he is a former President and is currently the Chairman of Admissions. Mr. Mack also is a member of the Palm Beach Healthcare Foundation, Inc. Mr. Mack is a former deputy superintendent (colonel) of the New York State Police, having served for 14 years and currently donates his time as the First Assistant Commissioner of the Nassau County Police Department as well as the First Deputy Commissioner of the City of Long Beach, New York and Second Vice President of the Palm Beach Police Foundation. Mr. Mack previously served as a member of the Board of Directors and as Vice Chairman of the New York Metropolitan Transportation Authority and on the Board of Directors and as a Commissioner of the Port Authority of New York and New Jersey. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack. Based on Mr. Mack's years of experience with The Mack Company and his extensive knowledge and expertise of commercial real estate markets and office REIT operations, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Mack has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Alan G. Philibosian has served as a member of the Board of Directors since 1997 and as a member of the Nominating and Corporate Governance Committee of the Board of Directors since 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and has served as the chairman of said Committee since 2004. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has had his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit and construction committees and vice-chairman of the finance committee. Mr. Philibosian previously served on the board of directors of NorCrown Bank, Livingston, New Jersey, prior to its acquisition by Valley National Bancorp of New Jersey in 2005. Mr. Philibosian graduated Phi Beta Kappa from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University. Based on Mr. Philibosian's familiarity with the Company as a long-standing member of the Company's Board of Directors and his significant legal and financial background, and his experience as a director and his roles on various committees of the Board of Directors, together with his legal and financial background, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Philibosian has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Vincent Tese has served as a member of the Board of Directors since 1997, has served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors since 2000, and has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1998, and served as chairman of said committee from 2000 until 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is the former chairman of Cross Country Wireless. He currently serves as a member of the board of directors of Cablevision Systems Corporation, is chairman of its compensation committee and a member of its audit committee. Mr. Tese also serves as a member of the board of directors of Madison Square Garden, Inc., is chairman of its audit committee and a member of its compensation committee. Mr. Tese also serves as a member of the board of directors of Intercontinentalexchange, Inc. and is chairman of its compensation committee. Mr. Tese also serves as executive chairman of FCB Financial Holdings, Inc. Previously, Mr. Tese served as a member of the boards of directors of Bowne & Company, Inc. and Retail Opportunity Investments Corporation. The foregoing directorships and committee memberships are the only public company or registered investment company directorships and committee memberships currently held by Mr. Tese or which Mr. Tese held at any time during the past five years. Mr. Tese is also a member of the boards of directors of New York Racing Association, Inc. and is chairman of Bond Street Holdings LLC and ICE Clear Credit LLC, an affiliate of Intercontinentalexchange, Inc. Mr. Tese also is a trustee of New York University School of Law and New York Presbyterian Hospital and is a member of the hospital's audit committee. Mr. Tese previously served as a member of the board of directors of Custodial Trust Company from 1996 to 2010, Xanboo, Inc. from 2000 to 2010, and Gamco Investors Inc. Et Al. from 2003 to 2007 and of The Bear Stearns Companies Inc. from 1994 to 2008. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a L.L.M. degree in taxation from New York University School of Law. Based on Mr. Tese's familiarity with the Company as a long-standing member of the Board of Directors, his legal and investment management background, and his experience from serving as a director of several public companies, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Tese has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

        Roy J. Zuckerberg has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Zuckerberg is currently a Senior Director of The Goldman Sachs Group, Inc. after stepping down as Vice Chairman of the firm, a member of its Executive Committee and head of its Equities Division in 1998. He joined Goldman Sachs in 1967 and in 1976 became a General Partner. In 2004, Mr. Zuckerberg became a Founder and Chairman of Samson Capital Advisors. Mr. Zuckerberg also currently serves as a trustee of Cold Spring Harbor Laboratory and as a Director of the Community Foundation for Palm Beach and Martin Counties. He is a past Chairman of the Board of Governors of Ben-Gurion University of the Negev in Israel. Mr. Zuckerberg is a past Chairman of the Securities Industry Association and is a former Chairman of the Board of Trustees and presently is a member of the Executive Committee of North Shore-Long Island Jewish Health System, Inc. From 2000 to 2009, Mr. Zuckerberg chaired the Investment Committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army. In June 1994, he received The Distinguished Alumni Award, in 1999, he received a Doctor of Humane Letters and in 2002, he received the President's Medal from the University of Massachusetts. In May 2009, Mr. Zuckerberg received a Doctor Philosophiae Horis Causa from Ben-Gurion University of the Negev. Based on Mr. Zuckerberg's familiarity with the Company as a long-standing member of the Board of Directors, his significant investment banking and management background and his experience as a director of several investment management institutions, the Nominating and Corporate Governance Committee of the Board of Directors concluded that Mr. Zuckerberg has the requisite experience, qualifications, attributes and skills necessary to serve as a member of the Board of Directors.

Certain Relationships and Related Transactions

        Mack Agreement.    In connection with the Company's combination with The Mack Company in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. Pursuant to an agreement (the "Mack Agreement") entered into between the Company and members of the Mack Group (as defined below) in connection with the

Company's combination with The Mack Company, if any of Messrs. W. Mack, D. Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. The "Mack Group" includes William L. Mack, chairman of the Board of Directors, David S. Mack, director, Earle I. Mack, a former director of the Company, Frederic Mack, a member of the Advisory Board of the Company, and Mitchell E. Hersh, President, Chief Executive Officer and director. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors. Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term and was re-elected to the Board of Directors both at the 2005 Annual Meeting, the 2008 Annual Meeting, the 2011 Annual Meeting and the 2014 Annual Meeting. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. W. Mack and D. Mack (or their successors) for re-election to the Board of Directors for successive terms upon the expiration of each term. The Mack Group has not yet determined whether it will seek to nominate someone for the third board seat to which it is entitled upon the departure of Mr. Hersh from the Board of Directors in future years. The Mack Group elected not to exercise this right in connection with the Annual Meeting. "Mack Significant Interest" means legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprised of seven properties with an aggregate net book value of approximately $125.3 million, which were originally contributed by certain unrelated common unitholders of the Operating Partnership, without the express written consent of such common unitholders except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate specific common unitholders for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2016.

        Upon the expiration of the Property Lock-Ups, the Company is generally required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the specific common unitholders, which include members of the Mack Group (which includes William L. Mack, Chairman of the Company's Board of Directors; David S. Mack, director; Earle I. Mack, a former director; and Mitchell E. Hersh, President, Chief Executive Officer and director), the Robert Martin Group (which includes Robert F. Weinberg, a former director and current member of the Company's Advisory Board), and the Cali Group (which includes John R. Cali, a former director and current member of the Company's Advisory Board). As of December 31, 2014, 110 of the Company's properties, with an aggregate net book value of approximately $1.3 billion, have lapsed restrictions and are subject to these conditions.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors, David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company, are the executive officers, directors and stockholders of a corporation that leases approximately 7,034 square feet at one of the Company's office properties on a month-to-month basis. The Company recognized $231,000 in revenue under this lease for the year ended December 31, 2014, and had no accounts receivable from the corporation as of December 31, 2014.

  •
  In 2014, William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg earned deemed stock dividends, calculated based upon the number of deferred stock units owned by each director as of the record date for each quarterly dividend earned in 2014, in the amounts of 643.595, 920.624, 671.004, 540.085, 879.093, 1,104.467 and 920.264, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" herein below.

        Policies and Procedures.    The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the Company is a participant and (ii) any "related person" (defined as an employee, director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's Chief Executive Officer will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

        The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Executive Compensation and Option Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's Common Stock and all holders of the Company's Common Stock received the same benefit on a pro rata basis; (v) any transaction in which the rates or charges incurred are subject to governmental regulation; and (vi) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

        Under the policy, the Chief Executive Officer's determination of whether a transaction meets the definition of a related person transaction is based upon his assessment of the transaction under Item 404 of Regulation S-K without regard to the amounts involved. The Company's policy provides that any related person transaction referred to the Nominating and Corporate Governance Committee for consideration is evaluated based on all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

        The policy prohibits a director from participating in any review, consideration or approval of any related person transaction with respect to which the director or any of his or her immediate family members is the related person. The policy also provides that the only transactions that may be approved are those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that eight of eleven of its current members, namely Alan S. Bernikow, Nathan Gantcher, Kenneth M. Duberstein, Jonathan Litt, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2014, its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons.

Board of Directors—Governance Matters

        During 2014, the entire Board of Directors met eight times. In 2014, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all Committees of the Board of Directors on which he served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2014 annual meeting of stockholders (the "2014 Annual Meeting") were in attendance at the 2014 Annual Meeting.

        Currently, the Company has separated the roles of Chief Executive Officer and Chairman of the Board. The Company believes that at this time the separation of these roles permits the Chairman of the Board to focus on oversight of the Company's long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day to day performance of the other executive officers in executing the Company's business plan. In addition, on March 11, 2014, the Board of Directors appointed Alan S. Bernikow as its Lead Independent Director. The Lead Independent Director acts as a liaison between the Chairman of the Board and the independent directors and advises the Chairman of the Board with respect to the quality, quantity and timeliness of the flow of information from management as necessary for the independent directors to perform their duties effectively and responsibly, including requesting that certain material be included in materials prepared for the Board of Directors, approving agendas for meetings of the Board of Directors, and ensuring that there is sufficient time for discussion of all agenda items at meetings of the Board of Directors. Stockholders may contact the Lead Independent Director as further described below under the heading "Stockholder Communications," and if requested by significant stockholders, the Lead Independent Director shall be available for consultation. The Board of Directors believes that its Lead Independent Director structure, including the duties and responsibilities described above, provides the same independent leadership, oversight, and benefits for the company and the Board of Directors that would be provided by an independent Chairman of the Board.

        The Lead Independent Director also shall preside at all meeting of the Board of Directors at which the Chairman of the Board is not present and all Executive Sessions of the Board of Directors consisting only of non-management directors. Such Executive Sessions will be held at least once per year, periodically as determined by the non-management directors, and will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the Lead Independent Director or non-management directors may determine. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement. During 2014, the non-management directors met in Executive Session four times.

        Pursuant to authority vested in the Audit Committee of the Board of Directors pursuant to its charter, the Audit Committee is responsible for overseeing the Company's financial risk exposure and the Company's risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company's quarterly and annual financial statements by discussing with management, the Company's independent auditors and outside legal counsel the Company's risk profile, its financial risk exposure and its risk mitigation policies and procedures. In addition, under the direction of the Executive Compensation and Option Committee, the Company's President and Chief Executive Officer and the compensation consultant to the Executive Compensation and Option Committee conducted an annual risk assessment of the Company's compensation programs as described under "Compensation Risk Assessment" in this Proxy Statement. The Company does not believe that the performance of these oversight functions by these Committees has any effect on the leadership structure of the Board of Directors.

        In December 2009, the Board of Directors adopted equity ownership guidelines that require each non-employee director to own an aggregate of $200,000 of shares of Common Stock of the Company, units of limited partnership interest of Mack-Cali Realty, L.P. redeemable for shares of Common Stock of the Company or units under the Company's Deferred Compensation Plan for Directors as of and from the later to occur of (i) January 1, 2013, or (ii) to the extent a director was not a director as of the date the equity ownership guidelines were adopted, the three year anniversary of the date the director is elected to the Board of Directors. All directors of the Company are in compliance with the equity ownership guidelines for directors.

        In March 2012, the Board of Directors, on the recommendation of its Nominating and Corporate Governance Committee, adopted a retirement policy for directors. Pursuant to this policy, the Board of

Directors has amended the Company's Corporate Governance Principles to provide that a director may neither stand nor be nominated for re-election to the Board of Directors after attaining the age of 80. The Board of Directors proactively considers the overall size and composition of the Board of Directors and reviews and monitors management development and succession planning activities. The President and Chief Executive Officer regularly presents management's perspective on business objectives and discusses his perspective on the Company's deep pool of talented employees and succession planning for the Company. Most recently, this process resulted in the promotions of Anthony Krug to Chief Financial Officer and Gary T. Wagner to Chief Legal Officer in 2014.

        The Board of Directors believes that continued growth of stockholder value in a socially responsible manner is consistent with the Company's overall strategy to continue to enhance the Company's reputation as a property manager of choice and promotes an environmental strategy that supports "green" building initiatives. The Environmental Protection Agency (the "EPA") encourages companies to reduce greenhouse gas emissions and conserve energy through what is now a voluntary program, Energy Star. In 1999, the EPA introduced its national energy performance rating systems for buildings. The program provides assessment tools to help building managers achieve greater energy efficiency and realize associated cost savings. The Company has been an Energy Star partner since the inception of the program in 1999. As such, the Company is required to, among other things, further track and benchmark its energy performance and broaden its plan to reduce energy intensity across its properties by following the energy management strategy available through Energy Star. In the last three years, 44 Company properties received Energy Star awards, five properties received Leadership in Energy and Environmental Design (LEEDs) certifications and eight properties received environmental awards from the Building Owners and Managers Association (BOMA).

        The Board of Directors also has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors and the Chief Executive Officer.

Meetings of Committees of the Board of Directors

        The Board of Directors has four Committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee.

        Executive Committee.    The Executive Committee consists of William L. Mack, chairman, Alan S. Bernikow, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met seven times during 2014.

        Audit Committee.    The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Alan S. Bernikow, chairman, Nathan Gantcher, Jonathan Litt, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of the Company's independent registered public accountants, reviews with the Company's independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company's independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the quarterly evaluation of the performance of the internal audit functions performed by the Company's internal auditors, (4) the Company's independent registered public accounting firm's qualifications and independence, and (5) the performance of the Company's independent registered public accountants. See "Report of the Audit Committee of the Board of Directors" below. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board of Directors also has determined that each of Alan S. Bernikow, Nathan Gantcher, Jonathan Litt, Irvin D. Reid and Roy J. Zuckerberg satisfies applicable financial literacy standards of the NYSE, and that Alan S. Bernikow qualifies as an Audit Committee Financial Expert under applicable SEC Rules. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committee of three other public companies. The Board of Directors has determined that Mr. Bernikow's simultaneous service on the audit committees of these other public companies will not impair his ability to effectively serve on the Company's Audit Committee and fulfill his duties as its chairman. The Audit Committee met six times during 2014.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. The Executive Compensation and Option Committee is responsible for implementing the Company's compensation philosophies and objectives, establishing remuneration levels for executive officers of the Company and implementing the Company's incentive programs, including the Company's stock option and incentive plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards, Rule 10C-1 promulgated by the SEC under the Exchange Act, and meets the "outside director" requirements of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and is a "non-employee" director under Rule 16b-3 under Section 16 of the Exchange Act. The Executive Compensation and Option Committee met six times in 2014.

        Pursuant to its charter, the primary purposes of the Executive Compensation and Option Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's executive officers; and (ii) to review and administer the Company's compensation and benefit programs. In addition, pursuant to its charter, the Executive Compensation and Option Committee is responsible for establishing and reviewing annual and long term corporate goals and objectives relevant to compensation of the Company's executive officers in light of performance goals and objectives. The Executive Compensation and Option Committee has sole authority to determine and approve the compensation levels of the executive officers. Except for the delegation of authority to the President and Chief Executive Officer to grant certain de minimis equity compensation awards to non-executive employees of the Company, the Executive Compensation and Option Committee has not delegated any of its responsibilities to any other person. The manner in which the committee discharges its responsibilities is described under the heading "Compensation Discussion & Analysis" below.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met once in 2014.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Nominating and Corporate Governance Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for Committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's Chief Legal Officer following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the Chief Legal Officer by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The Chief Legal Officer shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee analyzes, on an annual basis, Board member skills and attributes, and recommends to the Board of Directors appropriate individuals for nomination as Board members. Based on the Company's strategic plan, the Nominating and Corporate Governance Committee developed a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is periodically reviewed and updated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee evaluates potential Board candidates against the skills matrix.

        The skills matrix has two sections—a list of core criteria that every member of the Board should meet and a list of skills and attributes desired to be represented collectively on the Board. The skills matrix reflects the following core director criteria that should be satisfied by each director or nominee:

  •
  Service on no more than six other public company boards;

  •
  High integrity and ethical standards;

  •
  Standing and reputation in the individual's field;

  •
  Risk oversight ability with respect to the particular skills of the individual director;

  •
  Understanding of and experience with complex public companies or like organizations; and

  •
  Ability to work collegially and collaboratively with other directors and management.

        The skills matrix reflects the following skills and attributes desired to be represented collectively on the Board as a whole:

  •
  Independence under the Company's Standards for Director Independence and NYSE listing requirements, subject to waiver based on the Nominating and Corporate Governance Committee's business judgment;

  •
  Corporate governance expertise;

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  Financial expertise;

  •
  Commercial real estate industry expertise;

  •
  Diversity;

  •
  Legal expertise;

  •
  Capital markets expertise;

  •
  Political/land use/environmental policy expertise; and

  •
  Technology/business process expertise.

        Our Nominating and Corporate Governance Committee strives to maintain a balance of tenure on the Board of Directors. Long-serving directors bring valuable experience with our company and familiarity with the challenges it has faced over the years, while newer directors bring fresh perspective and new ideas.

        Although the Nominating and Corporate Governance Committee does not have a formal diversity policy, it endeavors to comprise the Board of Directors and its committees of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Corporate Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Corporate Governance Committee takes into account how a candidate's professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and Committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

        The Board of Directors has determined that enhancing the diversity of the Board of Directors is a priority governance initiative for 2015. The Nominating and Corporate Governance Committee is considering expanding the size of the Board of Directors and is conducting a search for a diversity candidate to recommend to the Board of Directors. In addition, the Nominating and Corporate Governance Committee is assessing whether to rotate the memberships and chair positions of the Audit, Executive Compensation and Option, and Nominating and Corporate Governance Committees to enhance the diversity of experience on these committees. The goal of the Nominating and Corporate Governance Committee and the Board of Directors is to complete these efforts in 2015, but that will likely not take place before the Annual Meeting.

Available Information

        The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of various Committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. The Company intends to disclose on its internet website any amendments to or waivers from its code of business conduct and ethics as well as any amendments to its corporate governance principles or the charters of various Committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, 343 Thornall Street, Edison, New Jersey 08837-2206.

Stockholder Communications

        All stockholder communications must (i) be addressed to the Chief Legal Officer of the Company, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206 or at the Chief Legal Officer's internet e-mail address at chieflegalofficer@mack-cali.com; (ii) be in writing either in print or electronic format; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for a specific director(s), the entire Board of Directors, the

Nominating and Corporate Governance Committee, the Lead Independent Director, or all non-management directors; (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Chief Legal Officer shall promptly deliver such communication to the appropriate board or Committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the Lead Independent Director or all non-management directors, as the case may be.

        The Chief Legal Officer may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Lead Independent Director of the Executive Sessions of non-management directors, the Chief Legal Officer may not copy any member of management in forwarding such communication to the Lead Independent Director.

Policies Relating to the Election of Directors

        Elections of the Board of Directors are conducted in accordance with the Company's Charter, Bylaws and the laws of the state of Maryland and provide that directors are to be elected at a meeting of the Company's stockholders by a plurality of the votes cast. Under the Company's Bylaws and Corporate Governance Principles, if in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable); (ii) the director's background, experience and qualifications; (iii) the director's length of service on the Board of Directors and contributions to the Company; and (iv) whether the director's service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company's Corporate Governance Principles and the corporate governance guidelines of independent voting advisory services such as Institutional Shareholder Services.

        Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days from the date of the stockholder vote, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee's decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this principle and any non-independent director will not participate in the deliberations and decisions made hereunder. In addition, a director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director's principal occupation or business association changes substantially during his or her tenure as a director.

  Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process, including its system of internal control over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company's 2014 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company's internal control over financial reporting as of December 31, 2014. The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company's independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the fiscal 2014 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  2.
  The Audit Committee has discussed with the Company's independent registered public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as may be modified or supplemented;

  3.
  The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant's communications with the Audit Committee concerning independence, and has discussed with the Company's independent registered public accountants the independent registered public accountants' independence from management and the Company; and

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein. Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE Alan S. Bernikow, Chairman Nathan Gantcher Jonathan Litt Irvin D. Reid Roy J. Zuckerberg

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Overview

        The primary objectives of the Company and the Executive Compensation and Option Committee (the "Compensation Committee") are: (i) to attract, reward and retain executives of the highest caliber; and (ii) to provide such executives with appropriate short and long-term incentives to create value for the Company's stockholders.

        The Company is in the process of undergoing the most significant transition in its senior management in its twenty (20) year history as a public company. Three (3) of the four (4) of its named executive officers that were in place as of January 1, 2014 have either left the Company or, in the case of the President and Chief Executive Officer, will do so shortly. The three officers in question have received or will receive severance payments as a result of legacy employment agreements dating back to 1999, as previously disclosed. As the Company awaits the hiring of its new Chief Executive Officer, the Compensation Committee, together with the new independent Compensation Consultant, and in response to the negative say-on-pay shareholder vote last year, intends to develop compensation structures more in line with current trends and recognized governance "best practice" in compensation. Such policies will be in place for 2016 but realistically cannot be implemented for 2015 as consultation with the new Chief Executive Officer will be critical. In that regard, attracting a highly qualified Chief Executive Officer (which will require an appropriate compensation package) will be paramount. The Compensation Committee will from here on require "double triggers" for severance payments and equity compensation vesting after a change in control and, continuing the trend started in 2014 with the outgoing President and Chief Executive Officer, will more closely link cash bonuses and equity incentive awards to objective, quantifiable performance metrics. The Compensation Committee also believes that the compensation of its current named executive officers who will continue in office after the Annual Meeting is in accord with current best practices.

        The Company has a "pay for performance" philosophy that it believes is reflected in its compensation programs. Through annual cash bonus awards and restricted Common Stock awards, the Company ties a substantial portion of total compensation to Company and individual performance. The Company follows this approach because it believes its executive officers should be compensated commensurate with the success of the Company and each executive officer's contribution to that success. Base salaries are generally fixed in advance of each fiscal year based on existing contractual agreements, where they exist, and the recommendations of the Compensation Committee with respect to the President and Chief Executive Officer, and the recommendations of the Compensation Committee, in consultation with the President and Chief Executive Officer, with respect to the other named executive officers, at levels that are generally within the median range of base salaries paid to executives at the Company's Peer Group REITs described below and, in all cases, ratified by the Board of Directors.

        In 2012, the Company announced a new strategy to transition a portion of the Company's property portfolio from commercial office properties to multi-family residential properties and acquired the real estate development and management businesses of Roseland Partners, L.L.C. ("Roseland"). Throughout 2014, the Company has continued this strategy by divesting commercial office properties and developing and acquiring multi-family residential properties, and as of December 31, 2014 the Company owned or had interests in 19 multi-family residential properties containing 5,484 residential units, plus developable land. The Company believes that the opportunity to invest in multi-family development properties at higher returns on cost will position the Company to potentially produce higher levels of net operating income than if the Company were to purchase only stabilized multi-family properties at market returns. The Company anticipates that it will be several years before most of its multi-family development projects are income-producing. The long-term nature of the Company's multi-family rental strategy coupled with the continued weakness in the Company's core office markets and the disposition of income-producing, non-core office properties to fund the Company's multi-family rental acquisitions and development will likely result for the time being in declining net operating income and cash flows relative to historical returns. As the Company continues to execute its multi-family residential strategy, the Company believes that over the long-term its net operating income and cash flows will stabilize at levels less than historical returns but at levels higher than the Company expects in the commercial office sector.

Summary of Key 2014 Compensation Actions

        Although the Compensation Committee and the Board of Directors believe that it is important to support management while the Company transitions a portion of its property portfolio from commercial office properties to multi-family residential properties, the Compensation Committee acknowledges the significant stockholder concerns, discussed during the Company's stockholder outreach efforts in 2014, as well as the concerns of the Board of Directors, regarding the Company's stock price (which has declined in the last few years) and negative three and five year total shareholder return ("TSR"). In addition, the Board of Directors is cognizant of the votes cast on the stockholder advisory say-on-pay vote on executive compensation at the 2014 Annual Meeting against the compensation of the Company's executive officers. As a result of the stockholder outreach, the concerns of the Board of Directors, and the say-on-pay vote results in 2013 and 2014, the Compensation Committee and the Board of Directors took the following actions in 2014:

  •
  Entered into, on November 4, 2014, a separation agreement with Mitchell E. Hersh, President and Chief Executive Officer, pursuant to which Mr. Hersh will leave the Company at or around the time of the Annual Meeting on May 11, 2015, and which provides for his separation from the Company and the payment of severance benefits as a termination without cause by the Company in accordance with his employment agreement entered into in 1999;

  •
  Entered into, on March 1, 2014, separation agreements with Barry Lefkowitz, Executive Vice President and Chief Financial Officer, and Roger W. Thomas, Executive Vice President and General Counsel, pursuant to which Messrs. Lefkowitz and Thomas resigned effective March 31, 2014, and which provided for their separation from the Company and the payment of severance benefits in each case as a termination without cause by the Company in accordance with their respective employment agreements entered into in 1999;

  •
  Adopted a formulaic bonus program for 2014 for the President and Chief Executive Officer based on pre-determined performance metrics for annual cash and stock bonus awards;

  •
  Appointed a Lead Independent Director;

  •
  Increased the minimum equity ownership requirement for the Chief Executive Officer from 100,000 shares to 250,000 shares;

  •
  Amended the Company's Articles of Restatement and Bylaws to de-stagger the Board of Directors;

  •
  Adopted a policy prohibiting employees, officers or directors from engaging in any margin, hedging, or pledging activities in respect of the Company's securities; and

  •
  Engaged F.W. Cook & Co., Inc. as a new, independent compensation consultant to the Compensation Committee in June 2014.

        In addition, the Compensation Committee and the Board of Directors have committed to undertake the following actions:

  •
  Promptly upon adopting of final SEC and NYSE rules under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopt a clawback policy for executive officers; and

  •
  Align the Company's equity compensation awards with the median amounts awarded to chief executive officers and named executive officers in a group of peer companies selected on the basis of the Company's global industry classification standard ("GICS") indices developed by Standard & Poor's and Morgan Stanley Capital International.

        The Compensation Committee believes that the Company's overall executive compensation program incorporates many compensation elements that are considered best practices, including:

  •
  All of the Company's equity compensation plans prohibit the repricing of underwater options and do not contain any evergreen features;

  •
  No current equity compensation awards for any executive officers provide for tax gross-up payments;

  •
  Executive perquisites are limited to only a few, de minimis items;

  •
  There are no minimum or mandatory bonus amounts for any executive officers;

  •
  Since 1999, the Compensation Committee has not authorized the entry into or material amendment of any agreements with any executive officers that provide for either (i) change in control payments in excess of three times the executive's base salary, or (ii) the payment of any excise tax gross-up; and

  •
  Since November 2008, the Compensation Committee has not authorized the entry into or material amendment of any agreements with any executive officers that provide for the payment of any tax gross-up.

        The total annual compensation of Messrs. Hersh, Lefkowitz and Thomas in 2014 consisted substantially of their severance compensation mandated by their respective employment agreements. The total annual compensation of Messrs. Krug and Wagner was fixed to compensate Messrs. Krug and Wagner at approximately the 25th percentile of executives performing comparable duties at the Peer Group REITs.

Compensation Consultant

        Role of the Compensation Consultant.    In 2014, the Compensation Committee retained Gressle & McGinley, LLC ("G&M") as its independent compensation consultant until June 2014, and in June 2014 the Compensation Committee retained F.W. Cook & Co., Inc. ("F.W. Cook") as its new independent compensation consultant, replacing G&M. The Compensation Committee retains its compensation consultant to assist with structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees. In 2014, until its replacement by F.W. Cook, the Compensation Committee retained G&M to assist on all relevant matters, including assisting with respect to: (i) assessing the Company's and management's performance relative to the Peer Group REITs; (ii) market ranges for bonus and incentive compensation payments; (iii) compensation and governance practices relative to ISS and Glass Lewis policy guidelines; and (iv) structuring the 2014 President and Chief Executive Officer bonus program. In June 2014, the Compensation Committee retained F.W. Cook to assist on all relevant matters, including assisting with respect to: (i) market ranges for salary, bonus and incentive compensation opportunities for the named executive officers, and

(ii) structuring annual and long-term incentive compensation plans for management, including target bonus opportunities for Messrs. Krug and Wagner for 2015.

        Determination of Compensation Consultant's Objectivity.    The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant. Each of G&M and F.W. Cook was engaged by the Company in 2014 to act as an independent outside consultant to the Compensation Committee. The Compensation Committee closely examines the safeguards and steps that each of G&M and F.W. Cook takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

  •
  The Compensation Committee hired and has the authority to terminate the engagement of its consultants for executive compensation related services;

  •
  A compensation consultant is engaged by and reports directly to the Compensation Committee for all executive compensation services; and

  •
  A compensation consultant has direct access to members of the Compensation Committee during and between meetings.

        Each of G&M and F.W. Cook performed only executive, board and other compensation-related services for the Compensation Committee, and did not perform, directly or indirectly through an affiliate, any other services for the Company in 2014. Based on a consideration of factors deemed relevant to the Compensation Committee regarding each of G&M and F.W. Cook, including without limitation the independence factors specified in Section 303A.05 of the NYSE Listed Company Manual, including the nature of the services provided, the amount of the compensation consultant's fees, its policies and procedures to prevent conflicts of interest, its business or personal relationships with our directors and executive officers, and its stock ownership in us, the Compensation Committee concluded that each of G&M and F.W. Cook is independent and that the work that they perform for the Compensation Committee has not raised any conflict of interest.

        References throughout this proxy statement to the "Compensation Consultant" refer to either G&M or F.W. Cook, as the context requires.

Process for Determining Compensation

        Competitive Compensation Analysis in 2013 to Evaluate 2014 Pay Opportunities.    During 2013, G&M conducted a competitive analysis of executive compensation levels among a peer group of fourteen office REITs, which were competitors for executive talent, business, and investment dollars. The 2013 peer group companies were: Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Inc., Digital Realty Trust, Douglas Emmett, Inc., Duke Realty Corporation, Highwoods Properties, Inc., Kilroy Realty Corporation, Liberty Property Trust, Parkway Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust. Based on this analysis, the Compensation Committee decided to maintain base salaries for Messrs. Hersh, Lefkowitz, and Thomas at 2013 levels, and increase Mr. Krug's base salary by $25,000 to $325,000 to more closely align his base salary with that of the other named executive officers.

        Competitive Compensation Analysis in 2014 to Evaluate 2015 Pay Opportunities.    During 2014, Cook & Co. reviewed the peer group used in the prior year's analysis and recommended changes to the group to include companies more similar in size to the Company. The 2014 peer group consisted of the following fifteen office and diversified REITs: Alexandria Real Estate Equities, Inc., BioMed Realty Trust, Brandywine Realty Trust, Columbia Property Trust, Corporate Office Properties Trust, Inc., Cousins Properties, Digital Realty Trust, Douglas Emmett, Inc., Highwoods Properties, Inc., Hudson Pacific Properties, Kilroy Realty Corporation, Liberty Property Trust, Parkway Properties, Inc., Piedmont Office Realty Trust, and Washington REIT (collectively, the "Peer Group REITs"). The Compensation Committee used this competitive analysis to evaluate the competitiveness of annual bonuses for 2014 and set 2015 base salaries and target bonus opportunities for Messrs. Krug and Wagner.

        Determining Bonuses for 2014 Performance.    The performance of the Company's President and Chief Executive Officer is evaluated toward the end of each fiscal year by the Compensation Committee with assistance from the Compensation Consultant. The performance of the Company's other executive officers is evaluated toward the end of each fiscal year by the Compensation Committee in consultation with the Company's President and Chief Executive Officer as well as with assistance from the Compensation Consultant, which parties collectively evaluate the Company's and the individual executives' performance. The President and Chief Executive Officer is responsible for the strategic direction and long-term planning for the Company and oversees the day to day performance of the other named executive officers. As such, the Compensation Committee believes that the input of the President and Chief Executive Officer is necessary information for it to evaluate the performance of the other named executive officers and make recommendations for their compensation packages.

        Following such performance analysis, the Compensation Committee, with assistance from the Compensation Consultant, and based upon the recommendations of the President and Chief Executive Officer with respect to the other named executive officers, determines the appropriate combination of cash and stock-based compensation to pay to the Company's executives in light of its primary objectives with respect to executive compensation. In determining the appropriate mix of such compensation and the appropriate amounts of any discretionary components, the Compensation Committee considers the Compensation Consultants' competitive analyses of the Company's overall compensation arrangements.

        Messrs. Krug and Wagner were promoted into their current positions on May 30, 2014. Because these executives are relatively new to their positions, the Compensation Committee used the 25th percentile of compensation levels of similarly-situated executives at the Peer Group REITs as the reference point for evaluating the competitiveness of annual bonus compensation for 2014 and base salaries and target bonuses for 2015. The performance of Messrs. Krug and Wagner in 2014 was analyzed based on a number of subjective performance factors, including: (i) the Company's overall performance and the named executive officer's responsibilities within the Company; (ii) the named executive officer's role in achieving the Company's business objectives;; and (iii) appropriate year to year adjustments depending on the performance of the Company relative to the Peer Group REITs and in light of actual and individual performance, dynamic market conditions, and unforeseen and non-ordinary course events, which in 2014 consisted of the significant management transitions taking place.

Components of Compensation in 2014

        For 2014, the Company's executive compensation program consisted of the following elements: annual base salary, annual cash bonus, awards of restricted stock (for Messrs. Krug and Wagner), Deferred Retirement Awards (for Messrs. Hersh, Lefkowitz, and Thomas), and severance benefits mandated by employment agreements (for Messrs. Hersh, Lefkowitz, and Thomas)

        The allocation of each component of compensation was determined by the Compensation Committee, based upon its review of the Peer Group REIT data compiled by its Compensation Consultant and input from the President and Chief Executive Officer. In evaluating the performance of Messrs. Krug and Wagner in 2014, the Compensation Committee did not utilize specific, rigid performance benchmarks or fixed performance targets, but consider a number of subjective factors, including: (i) the Company's overall performance and the named executive officer's responsibilities within the Company; (ii) the named executive officer's role in achieving the Company's business objectives; (iii) whether a compensation package for the named executive officer that aligns his compensation with approximately the 25th percentile of compensation packages of officers of the Peer Group REITs who perform similar functions is appropriate; (iv) whether the allocation of the named executive officer's total compensation among base salary, cash bonus and equity compensation at approximately the 25th percentile of awards to officers of the Peer Group REITs is appropriate in light of any circumstances unique to the Company; and (v) appropriate year to year adjustments depending on the performance of the Company relative to the Peer Group REITs and in light of actual and individual performance, dynamic market conditions, and unforeseen and non-ordinary course events, which in 2014 consisted of the significant management transitions taking place.

        The Compensation Committee's compensation determinations are presented to and ratified by the full Board of Directors of the Company shortly after such determinations are made by the Compensation Committee and before any compensation awards are finalized. Pursuant to the authority vested in the Compensation Committee set forth in its charter, it has complete discretion with respect to the compensation of the named executive officers.

        Base Salaries.    The base compensation levels for the Company's executive officers are set prior to the beginning of each fiscal year to compensate the executive officers for the functions they will perform in each such fiscal year. The base compensation levels for Messrs. Hersh, Lefkowitz and Thomas were based on the employment agreements entered into in December 1997, as amended and restated in July 1999, for each of Messrs. Hersh, Lefkowitz and Thomas. The Compensation Committee believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries are reviewed annually and with assistance from the Compensation Consultant and may be adjusted upward by the Compensation Committee from time to time in advance of any fiscal year. During 2014, the Company paid base salaries to its executive officers in the following amounts: $1,050,000 to Mr. Hersh, $114,692 to Mr. Lefkowitz, $101,038 to Mr. Thomas, $325,000 to Mr. Krug and $220,000 to Mr. Wagner. In December 2014, the Compensation Committee recommended, and the Board of Directors approved, increases in the base salaries of Messrs. Krug and Wagner in 2015 to $385,000 and $325,000, respectively.

        Annual Cash Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance and to provide financial rewards for the achievement of substantive Company objectives.

        Beginning in 2014, the Compensation Committee adopted a formulaic bonus program for the President and Chief Executive Officer based on pre-determined performance metrics for annual cash and stock bonus awards set forth in the table below.

2014 President and Chief Executive Officer Performance Metrics

Metric	Weight	Threshold	Target	Maximum
2014 Absolute TSR	20%	8.0%	10.0%	12.0%
2014 FFO per Share	20%	$1.75 (1)	$1.85 (1)	$1.95 (1)
Multi-Family Same Store Net Operating Income ("NOI") Growth	20%	2.0%	3.0%	4.0%
Ratio of Debt to Undepreciated Assets	20%	40.0%	37.5%	35.0%
Leadership & Strategic Vision(2)	20%	Discretionary(2)

 2014 President and Chief Executive Officer Total Bonus Opportunity

Metric	Weight	Threshold	Target	Maximum
2014 Absolute TSR	20%	$263,000	$368,000	$473,000
2014 FFO per Share	20%	$263,000	$368,000	$473,000
Multi-Family Same Store NOI Growth	20%	$263,000	$368,000	$473,000
Ratio of Debt to Undepreciated Assets	20%	$263,000	$368,000	$473,000
Leadership and Strategic Vision(2)	20%	$263,000	$368,000	$473,000

TOTAL:	100%	$1,313,000	$1,838,000	$2,363,000

(1)
Non-recurring, executive severance charges of $0.08 per share shall be added to 2014 FFO per share for purposes of determining satisfaction of the performance metric.

(2)
Discretionary in the determination of the Compensation Committee.

        The Company's 2014 Absolute TSR and 2014 FFO per Share were below the threshold levels. The Ratio of Debt to Undepreciated Assets at December 31, 2014 was 37.25%, which was above target but below the maximum for that performance metric. In calculating the Multi-Family Same Store NOI Growth performance metric, the Compensation Committee was required to annualize certain data and make certain assumptions because no wholly-owned, multi-family assets were owned by the Company for the entirety of 2013 and 2014. In addition, the Compensation Committee determined to include in its calculations subordinated joint ventures in which the Company held ownership interests with management authority or other rights. The calculation was performed using the Company's consolidated reported results of the wholly owned properties (excluding those acquired in late 2013 and early 2014) and the amounts reported in the Company's quarterly Supplemental Reporting Packages for the unconsolidated joint venture properties. With these assumptions, which were consistent with assumptions made by the Company in the ordinary course of its business, the Multi-Family Same Store NOI Growth was determined to be 2.69% in 2014, which was above threshold but below target for that performance metric.

        The Compensation Committee, exercising its discretion, and in light of Mr. Hersh's impending departure from the Company and severance payments he is to receive pursuant to the Separation and General Release Agreement dated November 4, 2014, determined that the threshold was not met for the Leadership and Strategic Vision performance metric.

        On the basis of achieving one performance metric at threshold and a second at target, the Compensation Committee determined that the President and Chief Executive Officer earned a bonus of $631,000 for 2014 performance. In light of the President and Chief Executive Officer's planned separation from the Company at or around the time of the Annual Meeting on May 11, 2015, the Compensation Committee determined to pay 100% of this bonus in cash.

        In determining annual bonuses earned for 2014 for Messrs. Krug and Wagner, the Compensation Committee considered (i) the Company's overall performance; (ii) the factors discussed under the heading "2014 President and Chief Executive Officer Performance Metrics" above; (iii) the officer's individual performance; and (iv) the anticipated median range of cash bonus compensation to be paid to an executive of similar position at the Peer Group REITs. The Committee approved total annual cash bonuses for Messrs. Krug and Wagner of $350,000 and $200,000, respectively.

        In December 2014, the Compensation Committee recommended, and the Board of Directors approved, target bonus opportunities for Messrs. Krug and Wagner of $308,000 and $162,500, respectively, for 2015, which may be earned from 0% to 125% of such target amount. The Compensation Committee has determined that the bonuses for Messrs. Krug and Wagner in 2015 will be determined by the Compensation Committee in its discretion without the use of any specific performance metrics or measures, given the transitional nature of 2015. After the Company hires its new Chief Executive Officer, the Compensation Committee intends to develop more formulaic annual and long-term incentive programs with objective, pre-established performance goals to more closely link cash bonuses and equity incentive awards to performance

        Restricted Stock Compensation.    In March 2014, Messrs. Krug and Wagner were granted 4,684 and 3,527 shares of restricted Common Stock, respectively, in connection with their assumption of additional responsibilities at the Company resulting from the resignations of Messrs. Lefkowitz and Thomas. Except for these awards, the named executive officers did not receive any new equity compensation grants in 2014.

        LTIP Awards.    The Company historically has utilized LTIP awards in the form of performance-based equity awards to promote the success and enhance the value of the Company by providing the named executive officers with a long-term incentive for outstanding performance. Prior to 2014, LTIP awards generally were subject to deferred vesting over a five to seven year period, which vesting was dependent upon the achievement of performance measures determined each year by the Compensation Committee. Set forth below is a discussion of LTIP awards made prior to 2014 that constituted a material component of the compensation of Messrs. Hersh, Lefkowitz and Thomas but which awards shall terminate and be of no further force and effect after the separation of Messrs. Hersh, Lefkowitz and Thomas from the Company. These LTIP awards are discussed here to provide the required context for understanding the severance benefits payable to Messrs. Hersh, Lefkowitz and Thomas in respect of these awards pursuant to their respective employment agreements and separation agreements as further discussed under the heading "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control" below. The Compensation Committee, together with the new independent Compensation Consultant, and in response to the negative say-on-pay shareholder vote last year, intends to develop LTIPs more in line with current trends and recognized corporate governance "best practices" that will more closely link cash bonuses and equity incentive awards to objective, quantifiable performance metrics.

  Multi-Year Performance Awards

        On September 12, 2012, the Compensation Committee approved and the Board of Directors ratified the grant of new LTIP awards in the form of multi-year restricted share awards (the "Multi-Year Performance Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, which were issued on January 2, 2013, in the amounts of 210,000, 68,667 and 41,000 shares, respectively. The Compensation Committee fixed the number of shares issued to each named executive officer pursuant to the Multi-Year Performance Awards and the vesting schedule for such shares at amounts that were intended to yield, over the course of the performance period, a potential range of annual equity compensation that would constitute approximately the same percentage of total annual compensation each year and result in approximately the same ratios of base salary, cash bonus, stock bonus and LTIP compensation to total annual compensation each year. The Compensation Committee then considered the value of each tranche of the LTIP award that was eligible to vest each year in determining the individual elements of compensation that year and intended for the range of total annual compensation for each named executive officer to be consistent with the current total annual compensation compared to the compensation of those officers performing similar functions at a group of peer companies selected annually by the Compensation Committee that were office REITs similar in size to the Company. The employment agreements of Messrs. Hersh, Lefkowitz and Thomas require, and their respective separation agreements entered into with the Company in 2014 provide for, the acceleration of all of the Multi-Year Performance Award shares on the respective effective dates of the separation of Messrs. Hersh, Lefkowitz and Thomas from the Company and the Company became obligated to pay the related dividend equivalents. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control."

  TSR Awards

        Also on September 12, 2012, the Compensation Committee approved and the Board of Directors ratified the grant of multi-year total stockholder return ("TSR") based performance awards (the "TSR Awards") for each of Messrs. Hersh, Lefkowitz and Thomas, and on January 2, 2013 issued to Messrs. Hersh, Lefkowitz and Thomas 3,375, 1,125 and 660 performance shares (the "Performance Shares"), respectively, with each Performance Share being convertible into $1,000 of the Company's Common Stock subject to vesting upon the attainment of performance criteria. In May 2013, in response to shareholder outreach, the Compensation Committee approved and the Company amended the TSR Awards to provide that individual tranches of Performance Shares were eligible to vest at the end of performance periods to be established from time to time by the Compensation Committee. The vesting of each tranche of Performance Shares was subject to the attainment at the end of each performance period of a minimum stock price and either an absolute TSR Performance Target or a relative TSR Performance Target in comparison to a selection of TSR Peer Companies, in each case as fixed by the Compensation Committee for each performance period.

        Pursuant to the TSR Awards, Messrs. Hersh, Lefkowitz and Thomas were eligible to earn up to $675,000, $225,000 and $132,000, respectively, in the Company's Common Stock for each tranche of Performance Shares in respect of any performance period fixed by the Compensation Committee. In 2013, the Compensation Committee fixed an initial two-year performance period under the TSR Awards and determined that the first tranche of 20% of the Performance Shares would be eligible to vest at the end of the initial two-year performance period ending December 31, 2014.

        Upon the issuance of shares of the Company's Common Stock upon the vesting of any Performance Shares, Messrs. Hersh, Lefkowitz and Thomas shall be entitled to accrued dividends on such shares of the Company's Common Stock as if they had been issued as of the date the Performance Shares had been issued, provided, however, that such dividends shall only be payable on the vesting date of the Performance Shares each performance period.

        In connection with the resignations of Messrs. Lefkowitz and Thomas effective March 31, 2014 and Mr. Hersh's expected separation from the Company at or around the time of the Annual Meeting on May 11, 2015, vesting of portions of their respective TSR Awards were accelerated and, in the case of Mr. Thomas, the entirety was declared vested and accelerated on a discretionary basis, and the Company became obligated to pay the related dividend equivalents. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control."

        Deferred Compensation Retirement Plan.    On September 12, 2012, the Compensation Committee approved and the Board of Directors ratified the grant of deferred retirement compensation plan awards (the "Deferred Retirement Awards") for each of Messrs. Hersh, Lefkowitz and Thomas. Pursuant to the Deferred Retirement Awards, the Company was required to make annual contributions of stock units representing shares of the Company's Common Stock on January 1 of each year from 2013 through 2017 into a deferred compensation account maintained on behalf of each Messrs. Hersh, Lefkowitz and Thomas. The annual contribution for Messrs. Hersh, Lefkowitz and Thomas was an amount of stock units equal to $500,000, $160,000 and $100,000, respectively. Vesting of each annual contribution of stock units occurs on December 31 of each year, subject to continued employment. Upon the payment of dividends on the Company's Common Stock, Messrs. Hersh, Lefkowitz and Thomas were entitled to dividend equivalent payments in respect of the stock units payable in the form of additional stock units. Upon the occurrence of a triggering event, the stock units became payable in cash. Vesting of stock units eligible to vest in a performance year will be accelerated in the event of a change of control of the Company, termination of employment by the Company without cause, termination of employment by the award recipient for good reason, death or disability.

        On January 2, 2013, the Company contributed 16,666.667, 5,333.333 and 3,333.333 stock units to Messrs. Hersh, Lefkowitz and Thomas, respectively, which amount was based upon a fixed stock price of $30.00. On December 31, 2013, all of these stock units vested and the Company contributed additional dividend equivalent stock units in the amounts of 974.515, 311.845 and 194.903 stock units to Messrs. Hersh, Lefkowitz and Thomas, respectively. On January 2, 2014, the Company contributed 23,277.467, 7,448.79 and 4,655.493 stock units to Messrs. Hersh, Lefkowitz and Thomas, respectively. In connection with the resignations of Messrs. Lefkowitz and Thomas effective March 31, 2014 and Mr. Hersh's planned departure from the Company at or around the time of the Annual Meeting on May 11, 2015, all unvested and accrued but unpaid stock units vested for Messrs. Hersh, Lefkowitz and Thomas and all of their stock units were or shall be paid in cash. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control."

        Severance and Change-in-Control Payments.    Pursuant to their employment agreements entered into in 1997, as amended and restated in 1999, each of Messrs. Hersh, Lefkowitz and Thomas were eligible for certain benefits upon the occurrence of a change in control or in certain instances upon termination of employment. On March 4, 2015, the Company entered into severance agreements with Messrs. Krug and Wagner that provided for a limited number of similar benefits. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control" for a summary of the terms and conditions of the severance agreements of Messrs. Krug and Wagner. On March 1, 2014, Messrs. Lefkowitz and Thomas entered into separation agreements pursuant to which they each resigned as officers and employees of the Company effective March 31, 2014. On November 4, 2014, Mr. Hersh entered into a separation agreement pursuant to which he will resign as an officer, employee and director of the Company at or around the time of the Annual Meeting on May 11, 2015. See "Executive Compensation—Employment Contracts; Potential Payments Upon Termination or Change in Control" for a summary of the amounts payable to Messrs. Hersh, Lefkowitz and Thomas under their respective separation agreements.

  Benefits and Other Compensation

        401(k) Savings Plan.    The Company maintains a tax-qualified defined contribution plan for the benefit of all its eligible employees, including the named executive officers. The provisions and features of the plan apply to all participants in the plan, including the named executive officers. There were no discretionary matching or profit sharing contributions made by the Company to the plan on behalf of the named executive officers for 2014.

        Other Compensation.    The Company offers limited perquisites to its executive officers, such as travel and transportation allowances. See notes 8, 9 and 10 under "Executive Compensation—Summary Compensation Table." The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees, nor does it offer non-qualified defined contribution plans.

Equity Ownership Guidelines

        The Company has adopted Equity Ownership Guidelines for the Chief Executive Officer. The Compensation Committee believes the Equity Ownership Guidelines further align the interests of the Chief Executive Officer with stockholder value and requires the Chief Executive Officer to own an aggregate of 250,000 shares of the Company's Common Stock ("Shares") or units of limited partnership interest of Mack-Cali Realty, L.P. redeemable for Shares ("OP Units"), in any combination of Shares or OP Units as determined in the sole discretion of the Chief Executive Officer. Mr. Hersh currently is in compliance with the Equity Ownership Guidelines for the Chief Executive Officer. Upon the appointment of the Company's next Chief Executive Officer who will succeed Mr. Hersh, the Compensation Committee expects to adopt retention requirements that will require the new Chief Executive Officer to retain a significant portion of equity awards from the Company until such time as the new Chief Executive Officer is in compliance with the Equity Ownership Guidelines.

Anti-Hedging/Anti-Pledging Policy

        The Board of Directors has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors and the Chief Executive Officer.

Executive Compensation and Option Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and the Company's proxy statement relating to the Annual Meeting of stockholders to be held on May 11, 2015. This report is provided by the following independent directors, who comprise all of the members of the Compensation Committee:

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS Alan G. Philibosian, Chairman Kenneth M. Duberstein Vincent Tese

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Compensation Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. No member of the Compensation Committee was at any time in 2014 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section "Certain Relationships and Related Transactions." No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee at any time in 2014.

 EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer, the chief financial officer, and the two most highly compensated executive officers of the Company (there being no other executive officers of the Company) other than the chief executive officer and the chief financial officer (collectively, the "Named Executive Officers") for the Company's fiscal years ended December 31, 2014, 2013 and 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards($)(5)		All Other Compensation($)		Total ($)
Mitchell E. Hersh(1)	2014	1,050,000		631,000	—		15,865,024	(8)	17,546,024
President and Chief Executive	2013	1,050,000		500,000	1,816,038		771,017		4,137,055
Officer	2012	1,050,000		1,000,000	1,344,296		371,729		3,766,025
Anthony Krug	2014	325,000		350,000	100,003	(6)	—		775,003
Chief Financial Officer	2013	300,000		250,000	122,977		—		672,977
	2012	275,000		200,000	—		4,500		479,500
Gary T. Wagner	2014	220,000		200,000	75,019	(7)	500		495,519
Chief Legal Officer and Secretary
Barry Lefkowitz(2)	2014	114,692	(4)	—	—		5,422,522	(9)	5,537,214
Former Executive Vice President	2013	420,000		255,000	590,823		288,839		1,554,662
and Chief Financial Officer	2012	420,000		505,000	561,056		165,598		1,651,654
Roger W. Thomas(3)	2014	101,038	(4)	—	—		5,352,100	(10)	5,453,138
Former Executive Vice President,	2013	370,000		120,000	336,533		163,792		990,325
General Counsel and Secretary	2012	370,000		400,000	306,703		84,006		1,160,709

(1)
On November 4, 2014, Mr. Hersh entered into a Separation and General Release Agreement with the Company pursuant to which Mr. Hersh's employment with the Company will end at or around the time of the Annual Meeting on May 11, 2015.

(2)
On March 1, 2014, Mr. Lefkowitz resigned as Executive Vice President and Chief Financial Officer of the Company effective March 31, 2014.

(3)
On March 1, 2014, Mr. Thomas resigned as Executive Vice President, General Counsel and Secretary of the Company effective March 31, 2014.

(4)
Represents base salary paid through March 31, 2014, which is the effective date of resignation.

(5)
The Company accounted for stock options and restricted Common Stock awards granted prior to 2002 using the intrinsic value method prescribed in the previously existing accounting guidance on accounting for stock issued to employees. In 2002, the Company adopted the provisions of Accounting Standards Codification ("ASC") 718, and in 2006, the Company adopted the amended guidance. For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements on page 82 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014. All stock awards are reported based on the grant date fair value in accordance with ASC 718.

(6)
Represents the grant date fair value of 4,684 shares of restricted Common Stock granted to Mr. Krug on March 19, 2014 with a grant date fair value of $21.35 per share calculated in accordance with ASC 718.

(7)
Represents the grant date fair value of 3,527 shares of restricted Common Stock granted to Mr. Wagner on March 18, 2014 with a grant date fair value of $21.27 per share calculated in accordance with ASC 718.

(8)
Amount includes:

(a)
severance benefits payable pursuant to Mr. Hersh's Separation and General Release Agreement dated November 4, 2014, consisting of (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 210,000 unvested shares of restricted Common Stock valued at $3,903,900 and $567,000 in related dividend equivalent payments; (iii) immediate vesting of 675 unvested performance shares and related dividend equivalent payments in the form of 41,811 shares of Common Stock valued at $777,266; (iv) $2,311,792 in Deferred Retirement Award payments; (v) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $77,000; and (vi) $176,780 in prepaid interest that will be paid at the time the severance benefits are delivered into the Rabbi Trust as required pursuant to Mr. Hersh's Separation and General Release Agreement; and

(b)
Mr. Hersh's participation in a security plan of the Company pursuant to his Amended and Restated Employment Agreement with the Company, pursuant to which the Company provides a vehicle for Mr. Hersh's exclusive use for which the Company incurred expenses of approximately $51,286 in 2014 and for which the Company expensed the full value in 2014.

(9)
Amount includes:

(a)
severance benefits payable pursuant to Mr. Lefkowitz's Settlement and General Release Agreement dated March 1, 2014, consisting of (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 68,667 unvested shares of restricted Common Stock valued at $1,527,841 and $123,601 in related dividend equivalent payments; (iii) immediate vesting of 225 unvested performance shares and related dividend equivalent payments in the form of 11,457 shares of Common Stock valued at $254,918; (iv) $763,021 in Deferred Retirement Award payments; (v) $60,000 in expense reimbursement; (vi) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $131,000; and (vii) $55,033 in prepaid interest paid at the time the severance benefits were delivered into the Rabbi Trust as required pursuant to Mr. Lefkowitz's Settlement and General Release Agreement; and

(b)
a pro-rated annual vehicle allowance for Mr. Lefkowitz in the amount of $7,108 through the March 31, 2014 effective date of his separation from the Company.

(10)
Amount includes:

(a)
severance benefits payable pursuant to Mr. Thomas's Settlement and General Release Agreement dated March 1, 2014, consisting of: (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 41,000 unvested shares of restricted Common Stock valued at $912,250 and $73,800 in related dividend equivalent payments; (iii) vesting of 132 performance shares and discretionary acceleration and vesting of 528 unvested performance shares and related dividend equivalent payments in the form of 33,605 shares of Common Stock valued at $747,711; (iv) $476,888 in Deferred Retirement Award payments; (v) $300,000 for consulting services; (vi) $140,000 in expense reimbursement; (vii) the continuation of health insurance coverage through the end of his unexpired employment period, from April 1, 2014 through September 30, 2018, valued at approximately $148,000; and (viii) $49,574 in prepaid interest paid at the time the severance benefits were delivered into the Rabbi Trust as required pursuant to Mr. Thomas's Settlement and General Release Agreement; and

(b)
a pro-rated annual vehicle allowance for Mr. Thomas in the amount of $3,877 through the March 31, 2014 effective date of his separation from the Company.

 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards— Maximum($)	Estimated Future Payouts Under Equity Incentive Plan Awards— Target(#)		All Other Stock Awards: Number of Shares of Stock or Units(#)		Grant Date Fair Value of Stock and Option Awards($)
Mitchell E. Hersh	03/31/14		42,000	(1)			883,680	(1)
President and Chief Executive Officer
Anthony Krug	03/19/14				4,684	(2)	100,003	(2)
Chief Financial Officer
Gary T. Wagner	03/18/14				3,527	(3)	75,019	(3)
Chief Legal Officer and Secretary

(1)
On January 2, 2013, Mr. Hersh was issued an LTIP award of 210,000 shares of restricted Common Stock pursuant to the Multi-Year Performance Awards described in "Compensation Discussion And Analysis—LTIP Awards." These shares of restricted Common Stock are eligible to vest on an annual basis over a five to seven year period beginning January 1, 2014, provided certain performance requirements to be established by the Compensation Committee each year are satisfied. The amount reported represents the second tranche of 42,000 shares under the Multi-Year Performance Awards eligible to vest on January 1, 2015 with a grant date fair value of $21.04 per share calculated in accordance with ASC 718. Pursuant to Mr. Hersh's Separation and General Release Agreement with the Company dated November 4, 2014, all 210,000 of these shares of restricted Common Stock will vest.

(2)
On March 19, 2014, Mr. Krug was granted 4,684 shares of restricted Common Stock that will vest on January 15, 2017, subject to Mr. Krug's continued service with the Company through such date. The amount reported is based on a grant date fair value of $21.35 per share calculated in accordance with ASC 718.

(3)
On March 18, 2014, Mr. Wagner was granted 3,527 shares of restricted Common Stock that will vest on January 15, 2017, subject to Mr. Wagner's continued service with the Company through such date. The amount reported is based on a grant date fair value of $21.27 per share calculated in accordance with ASC 718.

 Outstanding Equity Awards At Fiscal Year-End

	Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Nonvested Shares or Units of Stock That Have Not Vested($)(1)
Mitchell E. Hersh	251,811	(2)	4,799,518
President and Chief Executive Officer
Anthony Krug	4,684	(3)	89,277
Chief Financial Officer
Gary T. Wagner(1)	3,527	(4)	67,225
Chief Legal Officer and Secretary

(1)
Market value based upon a market price of the Common Stock of $19.06 per share, the closing price of the Common Stock on the NYSE on December 31, 2014, the last trading day of 2014.

(2)
Includes 210,000 outstanding shares of restricted Common Stock issued pursuant to a Multi-Year Performance Award that will vest on May 11, 2015 and 41,811 shares of Common Stock in respect of TSR Awards that will issue on May 11, 2015, in each case pursuant to Mr. Hersh's Separation and General Release Agreement dated November 4, 2014.

(3)
On March 19, 2014, Mr. Krug was granted 4,684 shares of restricted Common Stock that will vest on January 15, 2017, subject to Mr. Krug's continued service with the Company through such date.

(4)
On March 18, 2014, Mr. Wagner was granted 3,527 shares of restricted Common Stock that will vest on January 15, 2017, subject to Mr. Wagner's continued service with the Company through such date.

Option Exercises and Stock Vested

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Barry Lefkowitz(1)	80,124	(1)	1,665,778	(1)
Former Executive Vice President and Chief Financial Officer
Roger W. Thomas(2)	74,605	(2)	1,551,038	(2)
Former Executive Vice President, General Counsel and Secretary Chief Accounting Officer

(1)
On March 1, 2014, Mr. Lefkowitz resigned as Executive Vice President and Chief Financial Officer of the Company effective March 31, 2014. 68,667 outstanding shares of restricted Common Stock issued pursuant to a Multi-Year Performance Award and 11,457 shares of Common Stock issued pursuant to a TSR Award were issued and vested on March 31, 2014 pursuant to Mr. Lefkowitz's Settlement and General Release Agreement dated March 1, 2014. The market value is based upon the closing price of the Company's Common Stock on the NYSE on March 31, 2014, the effective date of Mr. Lefkowitz's resignation and the vesting date of the shares of Common Stock.

(2)
On March 1, 2014, Mr. Thomas resigned as Executive Vice President, General Counsel and Secretary of the Company effective March 31, 2014. 41,000 outstanding shares of restricted Common Stock issued pursuant to a Multi-Year Performance Award and 33,605 shares of

  Common Stock issued pursuant to a TSR Award were issued and vested on March 31, 2014 pursuant to Mr. Thomas' Settlement and General Release Agreement dated March 1, 2014. The market value is based upon the closing price of the Company's Common Stock on the NYSE on March 31, 2014, the effective date of Mr. Thomas' resignation and the vesting date of the shares of Common Stock.

Pension Benefits

          The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

Non-Qualified Deferred Compensation

          The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

  Employment Contracts; Potential Payments Upon Termination or Change in Control

          The following discussion includes descriptions of the material terms of employment agreements between the Company and Messrs. Hersh, Lefkowitz and Thomas that have been superseded by the separation agreements that each of these executive officers entered into with the Company in 2014, which are also discussed below. The terms and conditions of these employment agreements are discussed below to provide the necessary context for understanding the terms and conditions of the separation agreements, but these employment agreements are of no further force and effect.

          Mitchell E. Hersh—Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company, providing for a constant four year term. On December 9, 2008, the Company and Mr. Hersh amended his employment agreement to comply with the requirements of Section 409A ("Section 409A") of the Code (as so amended, the "Amended and Restated Hersh Agreement"). In May 2004, Mr. Hersh was appointed to the additional position of President of the Company. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Compensation Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Compensation Committee, as the case may be.

          On December 10, 2013, 25,000 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer. Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2012, on January 2, 2013 Mr. Hersh was issued 210,000 shares of restricted Common Stock which were eligible to commence vesting on January 1, 2014. The vesting of such shares is subject to the attainment of annual performance goals to be set by the Compensation Committee for each year and an entitlement to dividend equivalent payment upon vesting, with the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally equal to 20% of such restricted Common Stock on the vesting date in each year, with any unvested stock carried forward into subsequent years including year six and year seven. See "Compensation Discussion and Analysis—LTIP Awards." The Compensation Committee determined that 2013 Performance Criteria had not been satisfied and the first tranche of 42,000 shares of restricted Common Stock did not vest on January 1, 2014.

          Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Hersh is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

  (i)
  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

  (ii)
  any earned but unpaid incentive compensation or bonuses; and

  (iii)
  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

          In the event that Mr. Hersh is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

  (i)
  an aggregate cash payment of $8,000,000 fixed by the Amended and Restated Hersh Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 210,000 unvested shares of restricted Common Stock;

  (iv)
  an aggregate cash payment for unpaid dividend equivalent rights in respect of the 210,000 unvested shares of restricted Common Stock;

  (v)
  immediate vesting of 675 unvested performance shares which were issued to Mr. Hersh on January 2, 2013 in respect of the initial two-year performance period under the TSR Awards with a fixed value of $675,000, plus accrued dividend equivalents, and payable in shares of Common Stock;

  (vi)
  an aggregate cash payment of for all vested and unvested stock units and future cash contributions pursuant to the Deferred Retirement Award granted to Mr. Hersh on January 2, 2013; and

  (vii)
  the continuation of health insurance coverage through the end of his unexpired employment period.

          Under the Amended and Restated Hersh Agreement:

  (i)
  "cause" is defined as:

  (a)
  willful and continued failure to use best efforts to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes he has not substantially performed his duties;

  (b)
  willful misconduct and/or willful violation of the covenant to not disclose confidential information about the Company contained in Paragraph 11 of the Amended and Restated Hersh Agreement, which is materially economically injurious to the Company and the Operating Partnership taken as a whole;

  (c)
  the willful violation of the covenant not to compete contained in Paragraph 13 of the Amended and Restated Hersh Agreement; or

  (d)
  conviction of, or plea of guilty to, a felony.

          For purposes of the definition of "cause" under the Amended and Restated Hersh Agreement, no act, or failure to act, on his part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

  (ii)
  "disability" is defined as a determination by the Company, upon the advice of an independent qualified physician, that he has become physically or mentally incapable of performing his duties under the Amended and Restated Hersh Agreement and that such disability has disabled him for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

  (iii)
  "good reason" is defined as:

  (a)
  a material breach of the Amended and Restated Hersh Agreement by the Company, including but not limited to an assignment to him of duties materially and adversely inconsistent with his status as Chief Executive Officer or a member of the Board of Directors, or a material or adverse alteration in the nature of or diminution in his duties and/or responsibilities, reporting obligations, titles or authority;

  (b)
  a reduction in his annual base salary or material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to furnish the compensation and benefits required by Paragraph 4 of the Amended and Restated Hersh Agreement;

  (c)
  termination within six (6) months of receipt of a notice of non-renewal of the term of the Amended and Restated Hersh Agreement;

  (d)
  termination on or within six (6) months of a change in control;

  (e)
  upon any purported termination of his employment for cause which is not effected pursuant to the procedures required by Paragraph 5 of the Amended and Restated Hersh Agreement;

  (f)
  upon the relocation of the Company's principal executive offices or his own office location to a location that is more than thirty (30) miles away from Cranford, New Jersey; or

  (g)
  his failure to be appointed or reappointed as a member of the Board of Directors.

  (iv)
  "change in control" is defined as the occurrence of any of the following events:

  (a)
  if any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than an employee benefit plan sponsored by the Company, becomes the "beneficial owner," as such term is used in Section 13 of the Exchange Act (without regard to any vesting or waiting periods) of (I) Common Stock or any class of stock convertible into Common Stock, and/or (II) common or preferred units of the Operating Partnership or any other class of units convertible into common units, in an amount equal to twenty percent (20%) or more of the sum total of the Common Stock and the common units (assuming conversion into common equity of all outstanding classes of stock and units) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction;

  (b)
  if any Common Stock is purchased pursuant to a tender or exchange offer;

    (c)
    upon the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company and unitholders of the Operating Partnership taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty percent (50%) of the surviving or acquiring company and partnership taken as a whole; or

    (d)
    upon a turnover, during any two (2) year period, of the majority of the members of the Board of Directors, without the consent of the remaining members of the Board of Directors as to the appointment of the new members.

        On November 4, 2014, the Company and Mr. Hersh entered into a Separation and General Release Agreement (the "Hersh Separation Agreement") that provided for Mr. Hersh's separation from the Company effective at or around the time of the Annual Meeting on May 11, 2015.

        The Hersh Separation Agreement provides that Mr. Hersh shall receive the following compensation in connection with his separation from the Company:

  (i)
  an aggregate cash payment of $8,000,000 fixed by the Amended and Restated Hersh Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 210,000 unvested shares of restricted Common Stock, which were issued to Mr. Hersh on January 2, 2013, with a fair market value of $3,903,900 based upon a market price of the Common Stock of $18.59 per share, which was the closing price of the Common Stock on the NYSE on November 3, 2014, the last trading day prior to the effective date of the Hersh Separation Agreement;

  (iv)
  an aggregate cash payment for unpaid dividend equivalent rights through Mr. Hersh's anticipated separation date in May 2015 in respect of the 210,000 unvested shares of restricted Common Stock which were issued to Mr. Hersh on January 2, 2013, expected to be $567,000;

  (v)
  immediate vesting of 675 unvested performance shares and related dividend equivalent payments which were issued to Mr. Hersh on January 2, 2013 under the TSR Awards payable in 41,811 shares of Common Stock with a fair market value of $777,266 based upon a market price of the Common Stock of $18.59 per share, which was the closing price of the Common Stock on the NYSE on November 3, 2014, the last trading day prior to the effective date of the Hersh Separation Agreement;

  (vi)
  an aggregate cash payment of $2,311,792 for all vested and unvested stock units and future cash contributions pursuant to the Deferred Retirement Compensation Award granted to Mr. Hersh on January 2, 2013;

  (vii)
  the continuation of health insurance coverage through the end of his unexpired employment period, the value of which at November 3, 2014 is estimated to be approximately $77,000; and

  (viii)
  the payment of any performance bonus for each of 2014 and 2015 that he may be entitled to receive based on the performance metrics established by the Compensation Committee as further described under the heading "Compensation Discussion & Analysis—2014 President and Chief Executive Officer Performance Metrics."

        Pursuant to the Hersh Separation Agreement, all cash amounts payable to Mr. Hersh shall be paid on the date that is six months and one day from his separation date from the Company.

        Barry Lefkowitz—Employment and Separation Agreements.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company and on December 9, 2008, the Company and Mr. Lefkowitz amended his employment agreement to comply with the requirements of Section 409A (as so amended, the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that Mr. Lefkowitz's annual base salary for 2013 and 2014 was $420,000. On March 1, 2014, the Company and Mr. Lefkowitz entered into a Settlement and General Release Agreement (the "Lefkowitz Separation Agreement") that provided for Mr. Lefkowitz's separation from the Company effective as of March 31, 2014.

        Pursuant to the Lefkowitz Separation Agreement, Mr. Lefkowitz received the following compensation in connection with his separation from the Company:

  (i)
  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Lefkowitz Agreement;

  (ii)
  reimbursement of $60,000 of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 68,667 unvested shares of restricted Common Stock, which were issued to Mr. Lefkowitz on January 2, 2013, with a fair market value of $1,527,841 based upon a market price of the Common Stock of $22.25 per share, which was the closing price of the Common Stock on the NYSE on February 28, 2014, the last trading day prior to the effective date of the Lefkowitz Separation Agreement;

  (iv)
  an aggregate cash payment for unpaid dividend equivalent rights in respect of the 68,667 unvested shares of restricted Common Stock, which were issued to Mr. Lefkowitz on January 2, 2013, equal to $123,601;

  (v)
  immediate vesting of 225 unvested performance shares and related dividend equivalent payments which were issued to Mr. Lefkowitz on January 2, 2013 under the TSR Awards payable in 11,457 shares of Common Stock with a fair market value of $254,918 based upon a market price of the Common Stock of $22.25 per share, which was the closing price of the Common Stock on the NYSE on February 28, 2014, the last trading day prior to the effective date of the Lefkowitz Separation Agreement;

  (vi)
  an aggregate cash payment of $763,021 for all vested and unvested stock units and future cash contributions pursuant to the Deferred Retirement Award granted to Mr. Lefkowitz on January 2, 2013; and

  (vii)
  the continuation of health insurance coverage through the end of his unexpired employment period. The value of such benefits at March 31, 2014 is estimated to be approximately $131,000.

        Roger W. Thomas—Employment and Separation Agreements.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company and on December 9, 2008, the Company and Mr. Thomas amended his employment agreement to comply with the requirements of Section 409A (as so amended, the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that Mr. Thomas' annual base salary for 2013 and 2014 was $370,000. On March 1, 2014, the Company and Mr. Thomas entered into a Settlement and General Release Agreement (the "Thomas Separation Agreement") that provided for Mr. Thomas' separation from the Company effective as of March 31, 2014.

        Pursuant to the Thomas Separation Agreement, Mr. Thomas received the following compensation in connection with his separation from the Company:

  (i)
  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Thomas Agreement;

  (ii)
  reimbursement of $140,000 of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 41,000 unvested shares of restricted Common Stock, which were issued to Mr. Thomas on January 2, 2013, with a fair market value of $912,250 based upon a market price of the Common Stock of $22.25 per share, which was the closing price of the Common Stock on the NYSE on February 28, 2014, the last trading day prior to the effective date of the Thomas Separation Agreement;

  (iv)
  an aggregate cash payment for unpaid dividend equivalent rights in respect of the 41,000 unvested shares of restricted Common Stock, which were issued to Mr. Thomas on January 2, 2013, equal to $73,800;

  (v)
  vesting of 132 performance shares and discretionary acceleration and vesting of 528 unvested performance shares and related dividend equivalent payments which were issued to Mr. Thomas on January 2, 2013 under the TSR Awards payable in 33,605 shares of Common Stock with a fair market value of $747,711 based upon a market price of the Common Stock of $22.25 per share, which was the closing price of the Common Stock on the NYSE on February 28, 2014, the last trading day prior to the effective date of the Thomas Separation Agreement;

  (vi)
  an aggregate cash payment of $476,888 for all vested and unvested stock units and future cash contributions pursuant to the Deferred Retirement Award granted to Mr. Thomas on January 2, 2013;

  (vii)
  $300,000 for consulting services to be performed by Mr. Thomas for the Company for the period April 1, 2014 through September 30, 2014; and

  (viii)
  the continuation of health insurance coverage through the end of his unexpired employment period, from April 1, 2014 through September 30, 2018. The value of such benefits at March 31, 2014 is estimated to be approximately $148,000.

        Anthony Krug At-Will Employment.    On October 10, 2012, the Company appointed Anthony Krug as its Chief Accounting Officer. Effective April 1, 2014, Mr. Krug was appointed Acting Chief Financial Officer, and on May 30, 2014, Mr. Krug was appointed Chief Financial Officer. Mr. Krug serves as an at-will employee and has not entered into an employment agreement with the Company. On March 4, 2015, Mr. Krug entered into a severance agreement with the Company (the "Krug Severance Agreement") that provides for certain severance payments to Mr. Krug or his beneficiaries upon his death, disability or termination by the Company without cause, or if he terminates his employment for good reason at any time on or before December 31, 2016 or within two years of a change in control.

        Under the Krug Severance Agreement:

  (i)
  "cause" is defined as:

  (a)
  willful and continued failure to use best efforts to substantially perform his duties to the Company (other than any such failure resulting from Mr. Krug's incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Mr. Krug has not substantially performed his duties;

    (b)
    willful and material failure to comply with Mr. Krug's obligations under any agreement between Mr. Krug and the Company or any policy of the Company;

    (c)
    any act of fraud, embezzlement, misappropriation, or misuse of the assets or property of the Company, including any corporate opportunity; or

    (d)
    a conviction of or plea of "guilty" or "no contest" to a felony under the laws of the United States or any state thereof;.

        For purposes of the definition of "cause" under the Krug Severance Agreement, no act, or failure to act, on his part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

  (ii)
  "disability" is defined as the inability of Mr. Krug, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Company, with or without reasonable accommodation, for a continuous period of ninety (90) days, or periods aggregating one hundred and eighty (180) days in any twelve (12) month period, as determined by the Board of Directors or a committee thereof in good faith based upon medical evidence.

  (iii)
  "good reason" is defined as:

  (a)
  the material diminishment of Mr. Krug's authority, duties or responsibilities which shall be exclusively limited to Mr. Krug no longer having the title or the function of Chief Financial Officer that he is exercising as of the effective date of the Krug Severance Agreement;

  (b)
  a material reduction in Mr. Krug's base salary as in effect as of the effective date of the Krug Severance Agreement;

  (c)
  the Company requiring Mr. Krug to relocate his personal residence in order to continue to perform his duties for the Company; or

  (d)
  the failure of the Company to obtain agreement from any successor to assume and agree to perform the Krug Severance Agreement.

  (iv)
  "change in control" is defined as the occurrence of any of the following events:

  (a)
  any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its subsidiaries, or any employee benefit plan sponsored by the Company or any of its subsidiaries, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the issued and outstanding capital stock of the Company immediately prior to such acquisition;

  (b)
  any shares of capital stock of the Company are purchased pursuant to a tender or exchange offer, other than an offer by the Company, that results in any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares of capital stock of the Company issued and outstanding immediately prior to such tender or exchange offer; or

  (c)
  the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

        Under the terms of the Krug Severance Agreement, in the event that Mr. Krug's employment is terminated due to his death or disability, Mr. Krug would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  a pro-rated amount of his target annual bonus for the year in which termination occurs; and

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement.

        If Mr. Krug's employment is terminated by the Company without cause at any time, or if Mr. Krug terminates his employment for good reason either on or before December 31, 2016 or within two (2) years of a change in control, then Mr. Krug would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  an aggregate cash payment equal to the sum of Mr. Krug's base salary immediately prior to the termination date, plus his target annual bonus for the year that includes the termination date, multiplied by one and one-half (1.5);

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement; and

  (iv)
  the continuation of health insurance coverage for a period of 18 months.

        Gary T. Wagner At-Will Employment.    Effective April 1, 2014, Mr. Wagner was appointed Acting Chief Legal Officer and Secretary of the Company, and on May 30, 2014, Mr. Wagner was appointed Chief Legal Officer and Secretary. Mr. Wagner serves as an at-will employee and has not entered into an employment agreement with the company. On March 4, 2015, Mr. Wagner entered into a severance agreement with the Company (the "Wagner Severance Agreement") that provides for certain severance payments to Mr. Wagner or his beneficiaries upon his death, disability or termination by the Company without cause, or if he terminates his employment for good reason at any time on or before December 31, 2016 or within two years of a change in control. The terms and conditions of the Wagner Severance Agreement are generally the same as under the Krug Severance Agreement.

        Under the terms of the Wagner Severance Agreement, in the event that Mr. Wagner's employment is terminated due to his death or disability, Mr. Wagner would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  a pro-rated amount of his target annual bonus for the year in which termination occurs; and

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement.

        If Mr. Wagner's employment is terminated by the Company without cause at any time, or if Mr. Wagner terminates his employment for good reason either on or before December 31, 2016 or within two (2) years of a change in control, then Mr. Wagner would be entitled to receive:

  (i)
  all earned but unpaid compensation through the date of termination;

  (ii)
  an aggregate cash payment equal to the sum of Mr. Wagner's base salary immediately prior to the termination date, plus his target annual bonus for the year that includes the termination date, multiplied by one (1.0);

  (iii)
  accelerated vesting of previously awarded shares of restricted stock and vesting of future equity awards only in accordance with the applicable plan or award agreement; and

  (iv)
  the continuation of health insurance coverage for a period of 18 months.

 Potential Payments Upon Termination or Change In Control

        The following table sets forth information regarding amounts payable to Messrs. Krug and Wagner pursuant to their respective severance agreements, entered into on March 4, 2015, based on an assumed termination or change in control as of December 31, 2014 and as if such agreements were in effect on such date, and amounts payable to Mr. Hersh pursuant to the Hersh Separation Agreement, which treats his departure from the Company as the equivalent of a resignation for "good reason" or a termination "without cause" under the Hersh Employment Agreement. Accordingly, the severance benefits presented in the table below for Mr. Hersh represent the actual amounts payable to him pursuant to the Hersh Separation Agreement calculated as the November 4, 2014 effective date of the Hersh Separation Agreement. The actual severance paid to Messrs. Lefkowitz and Thomas in connection with their resignations on March 31, 2014 were disclosed in the Company's definitive proxy statement on Schedule 14A in connection with the Company's 2014 Annual Meeting of stockholders as filed with the Securities and Exchange Commission on April 14, 2014 and incorporated herein by reference.

Name	Payments upon termination by Company without cause or by executive for good reason(1)		Payment upon termination due to death or disability(1)		Payments upon a change in control(1)	Payments upon termination by the executive for good reason within two years of a change in control(1)
Mitchell E. Hersh	$15,813,738	(2)	—		—	—
President and Chief Executive Officer
Anthony Krug	$1,177,777	(3)	$397,277	(4)	—	$1,177,777	(3)
Chief Financial Officer
Gary T. Wagner	$603,725	(5)	$229,725	(6)	—	603,725	(5)
Chief Legal Officer and Secretary

(1)
The terms "cause," "good reason" (which includes without limitation a termination by the Company within two (2) years of a change in control), "disability" and "change in control" have the meanings ascribed to such terms in the Hersh Employment Agreement, the Krug Severance Agreement and the Wagner Severance Agreement, as applicable.

(2)
Amount includes: (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 210,000 unvested shares of restricted Common Stock valued at $3,903,900 and $567,000 in related dividend equivalent payments; (iii) immediate vesting of 675 unvested performance shares and related dividend equivalent payments in the form of 41,811 shares of Common Stock valued at $777,266; (iv) $2,311,792 in Deferred Retirement Award payments; (v) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $77,000; and (vi) $176,780 in prepaid interest that will be paid at the time the severance benefits are delivered into the Rabbi Trust as required pursuant to Mr. Hersh's Separation and General Release Agreement.

(3)
Amount includes: (i) an aggregate cash payment of $1,039,500; (ii) immediate vesting of 4,684 unvested shares of restricted Common Stock valued at $89,277; and (iii) the continuation of health insurance coverage for a period of 18 months valued at approximately $49,000.

(4)
Amount includes: (i) an aggregate cash payment of $308,000 and (ii) immediate vesting of 4,684 unvested shares of restricted Common Stock valued at $89,277.

(5)
Amount includes: (i) an aggregate cash payment of $487,500; (ii) immediate vesting of 3,527 unvested shares of restricted Common Stock valued at $67,225; and (iii) the continuation of health insurance coverage for a period of 18 months valued at approximately $49,000.

(6)
Amount includes: (i) an aggregate cash payment of $162,500 and (ii) immediate vesting of 3,527 unvested shares of restricted Common Stock valued at $67,225.

 COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2014, each non-employee director was paid an annual fee of $60,000, plus $1,500 for attendance at, or telephonic participation in, any board or Committee meeting. The Chairmen of each of the Audit Committee, the Executive Committee, the Nominating and Corporate Governance Committee and the Compensation Committee were paid an additional annual fee of $15,000, and the Lead Independent Director was paid an additional annual fee of $20,000. The Company does not pay director fees to employee directors, who in fiscal 2014 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2014, the Company's non-employee directors received directors' fees or fee equivalents (see "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Amended and Restated Directors' Deferred Compensation Plan, originally effective as of January 1, 1999 (the "Directors' Deferred Compensation Plan"), each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of cash compensation deferred on the quarterly deferral date by the closing market price of the Common Stock on such quarterly deferral date. Any stock dividend declared by the Company on Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2014, the director accounts of Nathan Gantcher, David S. Mack, Alan G. Philibosian, Vincent Tese and Roy J. Zuckerberg elected to receive a portion of their cash fees earned in 2014 in the form of deferred stock units. On December 9, 2008, the Directors' Deferred Compensation Plan was amended and restated to conform to the requirements of Section 409A of the Code.

        Directors' Stock Incentive Plans.    The Company has one equity compensation plan pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made: the 2013 Plan. Pursuant to the 2013 Plan, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the 2013 Plan are made at an exercise price equal to the "fair market value" (as defined under the 2013 Plan) at the time of the grant of the shares of Common Stock subject to such option. The Compensation Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the 2013 Plan. The Board of Directors may amend, suspend or terminate the 2013 Plan at any time, except that any amendments that would constitute a material revision to the 2013 Plan must be submitted for stockholder approval pursuant to applicable NYSE rules. In 2014, 42,130 shares of restricted Common Stock were granted to the non-employee members of the Board of Directors pursuant to the 2013 Plan.

 2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total($)
William L. Mack	97,500	80,005	(4)	12,961	190,466
Alan S. Bernikow	121,500	80,005	(5)	—	201,505
Kenneth M. Duberstein	81,000	80,005	(6)	—	161,005
Nathan Gantcher	91,500	80,005	(7)	18,515	190,020
Jonathan Litt	63,500	80,005	(8)	—	143,505
David S. Mack	72,000	80,005	(9)	13,495	165,500
Alan G. Philibosian	97,500	80,005	(10)	10,865	188,370
Irvin D. Reid	81,000	80,005	(11)	17,703	178,708
Vincent Tese	97,500	80,005	(12)	22,220	199,725
Roy J. Zuckerberg	91,500	80,005	(13)	18,515	190,020

TOTAL:	894,500	800,050		114,274	1,808,824

(1)
Of the cash fees earned or paid to Nathan Gantcher, David S. Mack, Alan G. Philibosian, Vincent Tese and Roy J. Zuckerberg in 2014, the following amounts were paid for cash fees earned in 2014 and paid in deferred stock units in lieu of cash pursuant to elections made by each such director: $60,000, $60,000, $37,500, $75,000 and $60,000 for Messrs. Gantcher, Mack, Philibosian, Tese and Zuckerberg, respectively.

(2)
On December 9, 2014, each non-employee member of the Board of Directors was granted 4,213 shares of restricted Common Stock. The grant date fair value of these shares calculated in accordance with ASC 718 was $18.99 per share. In 2002, the Company adopted the provisions of ASC 718, and in 2006, the Company adopted the amended guidance. For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements beginning on page 82 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
Deferred stock units awarded to William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg in 2014 include quarterly deemed stock dividends earned in 2014 on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of $12,961, $18,515, $13,495, $10,865, $17,703, $22,220 and $18,515 for Messrs. W. Mack, Gantcher, D. Mack, Philibosian, Reid, Tese and Zuckerberg, respectively.

(4)
As of December 31, 2014, Mr. Mack had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(5)
As of December 31, 2014, Mr. Bernikow had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(6)
As of December 31, 2014, Mr. Duberstein had vested options to purchase 5,000 shares of Common Stock and 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(7)
As of December 31, 2014, Mr. Gantcher had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(8)
As of December 31, 2014, Mr. Litt had 5,213 unvested shares of restricted Common Stock and unvested options to purchase 5,000 shares of Common Stock.

(9)
As of December 31, 2014, Mr. Mack had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(10)
As of December 31, 2014, Mr. Philibosian had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(11)
As of December 31, 2014, Dr. Reid had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(12)
As of December 31, 2014, Mr. Tese had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

(13)
As of December 31, 2014, Mr. Zuckerberg had 7,999 unvested shares of restricted Common Stock, including 3,786 shares that vested on January 1, 2015.

Compensation Risk Assessment

        In setting compensation, the Compensation Committee considers the risks to our stockholders and to achievement of our goals that may be inherent in our compensation programs. At the direction of the Compensation Committee, we conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its Compensation Consultant reviewed and discussed the findings of this assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent employees to take unnecessary or excessive risks. Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

  •
  We set performance criteria that we believe are reasonable in light of past performance and market conditions, and we use a variety of performance metrics (including, without limitation, strength of our balance sheet, FFO growth, occupancy and leasing rates and completion of successful debt and equity offerings) that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

  •
  We use restricted stock rather than stock options for equity awards because restricted stock retains value even in a depressed market so that executives are less likely to take unreasonable risks to cause options to become or remain "in-the-money;"

  •
  We provide a significant portion of long-term incentive compensation in the form of Multi-Year Performance Awards. The amounts ultimately earned under the awards are tied to how we perform over a five to seven year period, which focuses management on sustaining our long-term performance;

  •
  Assuming achievement of at least a minimum level of performance, payouts under our performance-based awards may result in some compensation at levels below full target achievement, rather than an "all-or-nothing" approach;

  •
  The Compensation Committee's ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts; and

  •
  Through providing a significant portion of each executive's annual compensation in the form of restricted stock and providing a minimum holding period, our executives have built sizable holdings of equity in the Company, which aligns an appropriate portion of their personal wealth to our long-term performance.

        In sum, we believe our executive compensation program is structured so that (i) we maintain a conservative risk profile that maintains the Company's low leverage, consistently strong stockholder returns, and long-term results; (ii) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in our long-term interests; (iii) we provide incentives to manage for long-term performance; and (iv) a considerable amount of wealth of our executives is tied to our long-term success. We believe this combination of factors encourages our executives to manage the Company in a prudent manner. The Compensation Committee specifically considered compensation risk implications during its deliberations on the 2014 President and Chief Executive Officer Performance Metrics and the 2014 discretionary cash bonuses for Messrs. Krug and Wagner.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2014, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	356,946	(2)	$33.36	(3)	4,424,013
Equity Compensation Plans Not Approved by Stockholders(1)	157,730		N/A		N/A	(4)
Total	514,676		N/A		4,424,013

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Includes 346,946 shares of restricted Common Stock.

(3)
Weighted-average exercise price of outstanding options; excludes restricted Common Stock.

(4)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

 PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Board of Directors believes that the overall design and function of the Company's executive compensation program is appropriate and effective in aligning the interests of management and the Company's stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote "FOR" the adoption of the following resolution:

          "RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's executive compensation program. Broker non-votes (as described under the "Solicitation and Voting Procedures—Voting Procedure" section on page 2 of this proxy statement) are not entitled to vote on these proposals and will not be counted in evaluating the results of such vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

 PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the fiscal year ended December 31, 2014, and has been appointed by the Audit Committee to continue as the Company's independent registered public accountants for the fiscal year ending December 31, 2015. In the event that ratification of this appointment of the Company's independent registered public accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company's independent registered public accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015 does not preclude the Board of Directors from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, such independent registered public accountants will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2014 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company's independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company's independent registered public accountants (including resolution of disagreements between management and the Company's independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accountants are engaged by, and report directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $125,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees and expenses incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2014 and 2013 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements; (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30; (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements; and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $1,414,140 and $934,500, respectively.

Audit-Related Fees

        For the fiscal years ended December 31, 2014 and 2013, the Company did not incur any audit-related fees by PricewaterhouseCoopers LLP.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2014 and 2013 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $224,666 and $212,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        There were no fees or expenses incurred by the Company for fiscal years ended December 31, 2014 and 2013 for other services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 PROPOSAL NO. 4
SHAREHOLDER PROPOSAL

        Graphic Communications Conferences IBT Benevolent Trust Fund U.S. (the "Proponent"), 25 Louisiana Ave., N.W., Washington D.C. 20001-2198, owner of 359 shares of the Company's Common Stock, has notified the Company of its intention to introduce the following proposal at the Annual Meeting. The proposal and the Proponent's supporting statement, for which the Board of Directors and the Company accept no responsibility, appear below in italics.

        THE BOARD OF DIRECTORS OF THE COMPANY OPPOSES ADOPTION OF THE PROPOSAL AND ASKS STOCKHOLDERS TO REVIEW THE BOARD OF DIRECTORS' RESPONSE, WHICH FOLLOWS THE PROPOSAL AND THE PROPONENT'S SUPPORTING STATEMENT.

        "RESOLVED, The shareholders ask the board of directors of Mack-Cali Realty to adopt a policy that in the event of change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer's termination, which such qualifications for an award as the Committee may determine.

        For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting."

Supporting Statement

        Mack-Cali Realty ("Company") allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive's performance.

        According to last year's proxy statement, a termination and change in control as of December 31, 2013, could have accelerated the vesting of $5,185,800 to the President and CEO. In addition, two other executives who have since left the Company were entitled to an additional $1,695,009 in accelerated vesting.

        We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.

        We do believe, however, than an affected executive should be eligible to receive an accelerated vesting of equity awards, on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

        Other major corporations, including: Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

        We urge you to vote FOR this proposal.

 Mack-Cali Realty Corporation's Response to Shareholder Proposal

        We recommend that you vote AGAINST Proposal No. 4. The Board is committed to a thoughtful and disciplined application of all elements of the Company's executive compensation program. Consistent with this commitment, the Board of Directors has determined for many years that these objectives are best-implemented in regard to unvested equity compensation awards and a potential change in control by providing for the acceleration of vesting of outstanding equity compensation awards upon a change in control. Accordingly, the Board of Directors recommends that you vote AGAINST Proposal No. 4 for the reasons discussed below.

The Proposal Would Limit the Company's Ability to Attract and Retain Executive Talent

        The Company is in the process of undergoing the most significant transition in its senior management in its twenty (20) year history as a public company. Three (3) of the four (4) of its named executive officers that were in place as of January 1, 2014 have either left the Company or, in the case of the President and Chief Executive Officer, will do so shortly. The Company's ability to attract and retain executive talent is key to its success. Implementation of the proposal could significantly disadvantage the Company from a recruiting and retention standpoint, thus jeopardizing our long-term performance. Retaining flexibility is particularly important for the Company at this time, and the Company wishes to defer its consideration of Proposal No. 4 while it conducts a search for and negotiates a compensation package for its next Chief Executive Officer. During 2015, the Company's independent Compensation Committee intends to structure a new, effective and competitive executive compensation program that reflects best market practices, Company objectives and stockholders' interests, and will consider a compensation policy to prospectively address vesting of equity awards for executive officers in connection with a change in control after it retains its new Chief Executive Officer. As part of this process, the Compensation Committee will take into account the policy considerations underlying Proposal No. 4.

An Independent Compensation Committee Should be Permitted to Properly Exercise its Fiduciary Duties

        The Board of Directors believes that the Compensation Committee, which is composed entirely of independent directors, should have the autonomy to develop the details of an executive compensation program that the Committee members, in the exercise of their fiduciary duties, feel is in the best interests of the Company and its stockholders. The inflexible policy that would be imposed by the proposal should not displace the careful and well-informed business judgment of a Compensation Committee that is deeply familiar with calibrating the consistent application of the Company's executive compensation philosophies across the various components of the Company's executive compensation program.

Stockholder and Employee Interests Should Be Aligned

        The Board of Directors is concerned that pro-rata vesting might bias employees against an otherwise beneficial change in control transaction by forcing the employees to face the prospect of losing their previously granted equity compensation awards. In contrast, preventing the loss of an executive's incentive compensation where awards are not assumed or continued, or where the employee is terminated without cause upon a change in control aligns the interests of employees and stockholders by providing employees an equitable opportunity to realize along with the shareholders a portion of the enterprise value created prior to and in connection with the change in control transaction. That value is primarily attributable to the talents and dedicated efforts of the Company's employees, and the Board of Directors strongly disagrees with the assertion in the proposal that the sharing of a portion of this value would somehow be a "windfall" to Company employees who hold unvested equity compensation.

Stockholders Benefit from Employees Having a Strong Incentive to Remain with the Company in Uncertain Times

        It is the view of the Board of Directors that retaining key employees during the uncertainty of a pending change in control transaction is particularly important. If the transaction is to continue to completion, then their efforts are needed to maintain stability and the Company's financial performance so that the potential transaction can advance in a manner that will serve the best interests of the Company's stockholders. If the proposed transaction is not completed, then the efforts of these key employees will be critical in helping the Company return its focus to ordinary business operations and its strategic growth plan. Executives who fear that they will lose all or a portion of their awards in connection with a change in control would have less incentive to remain with the Company during such period of uncertainty, which would reduce the value of the Company to a potential acquirer. The Board of Directors believes that providing some form of accelerated vesting upon a change in control is important in attracting and retaining key employees, which in turn is critical to preserving and maximizing shareholder value.

The Company Believes the Proposal is Not Consistent with Market Practices

        Because Proposal No. 4 is inconsistent with general market practices, implementation of the proposal would hinder the Company's ability to attract and retain qualified executives and create misalignment between executives' interests and those of stockholders. Therefore Proposal No. 4 is not in the best interests of the stockholders. Equity compensation practices are constantly changing, and maintaining flexibility with respect to evolving executive compensation practices among the Company's peer REITs is essential for the Company to attract and retain executives and other key personnel.

Summary

        In conclusion, the Board of Directors firmly believes that having the flexibility to provide for the vesting of equity compensation awards upon a change in control accurately aligns stockholder and employee interests and provides employees with a strong incentive consistent with market practice to remain with the Company while the Company is considering a change in control transaction. The Board of Directors also asks that stockholders be appropriately respectful of the directors' fiduciary role in determining the details of the Company's executive compensation program.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 4. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2016 annual meeting of stockholders on or about May 25, 2016. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2016, a stockholder proposal must be received by Gary T. Wagner, Chief Legal Officer and Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, no later than December 15, 2015, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held on or about May 25, 2016, any such stockholder proposal must be received by Gary T. Wagner, Chief Legal Officer and Secretary, Mack-Cali Realty Corporation, no earlier than January 12, 2016 and no later than February 11, 2016, and discretionary authority may be used if untimely submitted.

ANNUAL REPORT ON FORM 10-K

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Gary T. Wagner, Chief Legal Officer and Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Gary T. Wagner Chief Legal Officer and Secretary

MACK-CALI REALTY CORPORATION

2015 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 11, 2015
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON
HARBORSIDE FINANCIAL CENTER
2 EXCHANGE PLACE
JERSEY CITY, NEW JERSEY 07302-3901

DETACH HERE

MACK-CALI REALTY CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Anthony Krug and Gary T. Wagner, or any of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mack-Cali Realty Corporation (the “Company”) to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, on Monday, May 11, 2015, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal numbers 1, 2 and 3, and AGAINST proposal number 4. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof this proxy will be voted in the discretion of the proxy holders. Any prior proxies are hereby revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2015.

Our Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

[GRAPHIC]

MACK-CALI REALTY CORPORATION

Proxy Voting Instructions

Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

[GRAPHIC]                                                •  Vote-by-Internet: Log on to the Internet and go to http://www.investorvote.com/cli

[GRAPHIC]                                                •  Vote-by-Telephone: call toll-free 1-800-652-VOTE (1-800-652-8683).

[GRAPHIC]                                                •  Scan the QR code with your smartphone.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒                       Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” all the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and “AGAINST” Proposal 4.

	FOR	WITHHELD
1. The Election of Directors:	☐	☐
For, except vote withheld from the following nominee(s):

NOMINEES FOR DIRECTOR:

01. Alan S. Bernikow

02. Irvin D. Reid

		FOR	AGAINST	ABSTAIN
2.

Advisory vote approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the accompanying proxy statement.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
4.

Approval and adoption of a shareholder proposal, if presented at the Annual Meeting, requesting that the Company adopt a policy that, in the event of a change in control of the Company, would prohibit accelerated vesting of equity awards granted to senior executive officers of the Company, except for partial, pro rata vesting of awards in the event of a termination of employment after a change in control.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 13, 2015.

Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title.

Signature(s)	Date	Signature(s)	Date

4

QuickLinks

VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
2014 President and Chief Executive Officer Performance Metrics
2014 President and Chief Executive Officer Total Bonus Opportunity
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards At Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
Potential Payments Upon Termination or Change In Control
COMPENSATION OF DIRECTORS
2014 Director Compensation
Compensation Risk Assessment
Equity Compensation Plan Information
PROPOSAL NO. 2 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 4 SHAREHOLDER PROPOSAL
Supporting Statement
Mack-Cali Realty Corporation's Response to Shareholder Proposal
SUBMISSION OF STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS